                                                                     EXHIBIT 2.3





                              ACQUISITION AGREEMENT

                                  BY AND AMONG

                                TALX CORPORATION

                                       AND

      JAMES E. FRICK, INC. PROFIT SHARING AND EMPLOYEE STOCK OWNERSHIP PLAN
                                       AND
          THE PRINCIPAL HOLDERS OF OPTIONS TO ACQUIRE CAPITAL STOCK OF
                              JAMES E. FRICK, INC.




                              DATED MARCH 27, 2002

                                TABLE OF CONTENTS
                              ACQUISITION AGREEMENT
SECTION                                                                     PAGE
-------                                                                     ----

ARTICLE I. DEFINITIONS.........................................................1
         1.1. "AAA"............................................................1
         1.2. "Accounts Receivable"............................................2
         1.3. "Action".........................................................2
         1.4. "Affiliate"......................................................2
         1.5. "Agreement"......................................................2
         1.6. "Appraisal"......................................................2
         1.7. "Balance Sheet"..................................................2
         1.8. "Basket".........................................................2
         1.9. "Business".......................................................2
         1.10. "Buyer".........................................................2
         1.11. "Buyer/Buyer's Agents"..........................................2
         1.12. "Buyer Indemnified Persons".....................................3
         1.13. "Closing".......................................................3
         1.14. "Closing Date"..................................................3
         1.15. "COBRA".........................................................3
         1.16. "Code"..........................................................3
         1.17. "Company".......................................................3
         1.18. "Company's Knowledge"...........................................3
         1.19. "Company Plan"..................................................3
         1.20. "Confidentiality and Noncompete Agreement"......................3
         1.21. "Contract"......................................................4
         1.22. "Disclosure Letter".............................................4
         1.23. "Dispute".......................................................4
         1.24. "EPA"...........................................................4
         1.25. "Effective Time"................................................4
         1.26. "Employer Securities"...........................................4
         1.27. "Employer Securities Acquisition Loan"..........................4
         1.28. "Employment Agreement"..........................................4
         1.29. "Environmental Law".............................................4
         1.30. "Environmental Permits".........................................5
         1.31. "ERISA".........................................................5
         1.32. "Escrow Agent"..................................................5
         1.33. "Escrow Agreement"..............................................5
         1.34. "Escrow Deposit"................................................5
         1.35. "ESOP"..........................................................5
         1.36. "ESOP Trustees".................................................5
         1.37. "Financial Statements"..........................................5
         1.38.  "First Anniversary Date".......................................5
         1.39. "GAAP"..........................................................6

         1.40. "Government"....................................................6
         1.41. "Hazardous Materials"...........................................6
         1.42. "Initiating Party"..............................................6
         1.43. "IRS"...........................................................6
         1.44. "IRS Approval"..................................................6
         1.45. "Indemnified Losses"............................................6
         1.46. "Indemnified Party".............................................6
         1.47. "Indemnifying Party"............................................6
         1.48. "Intellectual Property".........................................6
         1.49. "Key Employee Optionholders"....................................7
         1.50. "Law"...........................................................7
         1.51. "Liabilities"...................................................7
         1.52. "Lien"..........................................................7
         1.53. "Losses"........................................................7
         1.54. "Material Adverse Effect".......................................7
         1.55. "Material Contracts"............................................8
         1.56. "Mediation Notice"..............................................8
         1.57. "Nonconsenting Optionholder"....................................8
         1.58. "Option Purchase Agreement and Instrument of Accession".........8
         1.59. "Option Purchase Period"........................................8
         1.60. "Optionholders".................................................8
         1.61. "Options".......................................................8
         1.62. "Order".........................................................8
         1.63. "Ordinary Course"...............................................8
         1.64. "PBGC"..........................................................9
         1.65. "Party".........................................................9
         1.66. "Plan"..........................................................9
         1.67. "Principal Optionholders".......................................9
         1.68. "Purchase Price"................................................9
         1.69. "Real Property".................................................9
         1.70. "Recipient Party"...............................................9
         1.71. "Representative"................................................9
         1.72. "Seller Indemnified Persons"...................................10
         1.73. "Seller Refund"................................................10
         1.74. "Sellers"......................................................10
         1.75. "Shares".......................................................10
         1.76. "Sponsor"......................................................10
         1.77. "Statement"....................................................10
         1.78. "Tax" or "Taxes"...............................................10
         1.79. "Tax Returns"..................................................10
         1.80. "Termination Amendment"........................................10
         1.81. "Welfare Plan".................................................10
         1.82. Headings; Interpretation.......................................11

ARTICLE II. PURCHASE AND SALE OF SHARES AND OPTIONS...........................11
         2.1. Transfer of Shares and Options..................................11
         2.2. Consideration...................................................11
         2.3. Closing.........................................................13
         2.4. Escrow Deposit..................................................16
         2.5. Key Employee Options............................................17

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF SELLERS........................17
         3.1. Corporate Existence and Power...................................17
         3.2. Valid and Enforceable Agreement; Authorization..................18
         3.3. Capitalization and Ownership....................................18
         3.4. Financial Statements............................................20
         3.5. Events Subsequent to December 31, 2001..........................20
         3.6. Inventories.....................................................22
         3.7. Undisclosed Liabilities.........................................22
         3.8. Taxes...........................................................22
         3.9. Accounts Receivable.............................................24
         3.10. No Breach of Law or Governing Document.........................25
         3.11. Litigation.....................................................25
         3.12. Real Property Owned............................................25
         3.13. Personal Property - Owned......................................25
         3.14. Real and Personal Property - Leased............................26
         3.15. Necessary Property and Transfer of Shares......................26
         3.16. Use and Condition of Property; Location........................26
         3.17. Licenses and Permits...........................................27
         3.18. Environmental Matters..........................................27
         3.19. Contracts......................................................27
         3.20. Intellectual Property..........................................29
         3.21. Insurance......................................................29
         3.22. Officers, Directors, Employees, and Consultants................30
         3.23. Customers and Suppliers........................................30
         3.24. Transactions with Related Persons..............................30
         3.25. Labor and Employment Matters...................................31
         3.26. Employee Benefit Matters.......................................32
         3.27. Discrimination and Occupational Safety and Health..............36
         3.28. Product and Service Warranties and Guarantees..................36
         3.29. Bank Accounts of the Company...................................36
         3.30. Foreign Assets.................................................36
         3.31. Foreign Operations and Export Control..........................36
         3.32. Books and Records..............................................37
         3.33. Affiliates.....................................................37
         3.34. Guarantees.....................................................37
         3.35. Brokers, Finders...............................................37

ARTICLE IV. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF PRINCIPAL
            OPTIONHOLDERS.....................................................38
         4.1. Power and Capacity..............................................38
         4.2. Valid and Enforceable Agreement; Authorization..................38
         4.3. Ownership.......................................................38
         4.4. No Breach of Law................................................38
         4.5. Option Terms....................................................38

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF BUYER............................39
         5.1. Corporate Existence and Power; Authorization....................39
         5.2. Brokers, Finders................................................39
         5.3. Compliance with Securities Laws.................................40

ARTICLE VI. ADDITIONAL COVENANTS OF THE PARTIES...............................40
         6.1. Confidentiality.................................................40
         6.2. Confidentiality and Noncompete Agreements.......................40
         6.3. Taxes...........................................................40
         6.4. Representative..................................................42
         6.5. Termination Amendment...........................................42
         6.6. Waivers.........................................................43
         6.7. Insurance.......................................................43
         6.8. Access to Records...............................................43
         6.9. Further Assurances..............................................44

ARTICLE VII. [INTENTIONALLY OMITTED]..........................................44

ARTICLE VIII. INDEMNIFICATION.................................................44
         8.1. Indemnification of Buyer........................................44
         8.2. Indemnification of Sellers......................................45
         8.3. Claims Procedure................................................45
         8.4. Limitations on Indemnity........................................47
         8.5. Purchase Price Adjustments......................................48
         8.6. Maximum Contribution............................................48

ARTICLE IX. MISCELLANEOUS PROVISIONS..........................................48
         9.1. Notice..........................................................48
         9.2. Entire Agreement................................................50
         9.3. Amendment and Modification......................................50
         9.4. Assignment; Binding Agreement...................................50
         9.5. Waiver of Compliance; Consents..................................50
         9.6. Expenses........................................................51
         9.7. Equitable Relief................................................51
         9.8. Schedules.......................................................51
         9.9. Counterparts....................................................51

         9.10. Remedies Cumulative............................................51
         9.11. Governing Law..................................................51
         9.12. Severability...................................................52
         9.13. No Third Party Beneficiaries or Other Rights...................52
         9.14. Dispute Resolution.............................................52

                              ACQUISITION AGREEMENT


                  THIS ACQUISITION AGREEMENT (the "Agreement") is entered into as of March 27, 2002, by and among TALX Corporation, a Missouri corporation ("Buyer"), and James E. Frick, Inc. Profit Sharing and Employee Stock Ownership Plan (the "ESOP") and the Principal Optionholders (as defined below) listed on the signature page of this Agreement (with the ESOP, collectively, "Sellers"). Capitalized terms are defined in Article I.

                                    RECITALS

                  A. Buyer desires to purchase from the ESOP, on the following terms and conditions, the Shares and to purchase from the Principal Optionholders, on the following terms and conditions, their Options;

                  B. Sellers desire to sell such Shares and Options to Buyer, on the following terms and conditions;

                  C. The Shares to be sold are all of the capital stock which is outstanding on the date hereof (all of which is issued to the ESOP) and all of the Options to be sold at Closing are all of the Options held at Closing by the Principal Optionholders;

                  D. After Closing, the Company will make an offer to purchase from each Key Employee Optionholder (as defined below) all of the Options held by him or her, on the same terms and conditions as the Options being sold by the Principal Optionholders at Closing, upon his or her execution of an Option Purchase Agreement and Instrument of Accession, which shall be attached to and made part of this Agreement; and

                  E. Any outstanding Options held by any Key Employee Optionholder who does not execute an Option Purchase Agreement and Instrument of Accession and sell his or her Options to the Company shall remain outstanding after Closing and after the expiration of the Option Purchase Period.

                  NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants, representations, warranties, conditions, and agreements hereinafter expressed, the Parties agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

                  The following words shall have the meaning given them in this
Article I.

                  1.1. "AAA" means the American Arbitration Association.

                  1.2. "Accounts Receivable" has the meaning set forth in
Section 3.9.

                  1.3. "Action" has the meaning set forth in Section 3.11.

                  1.4. "Affiliate" of a person means any person which is controlling, controlled by, or under common control with, directly or indirectly through any person, the person referred to, and, if the person referred to is a natural person, any member of such person's family.

                  1.5. "Agreement" means this Agreement as executed on the date hereof and as amended or supplemented in accordance with the terms hereof, and shall include the Exhibits hereto and the Sellers' and Buyer's Disclosure Letters and all Schedules thereto.

                  1.6. "Appraisal" has the meaning set forth in Section 3.26(y).

                  1.7. "Balance Sheet" means the unaudited balance sheet of the Company as of February 28, 2002, and all notes and schedules thereto.

                  1.8. "Basket" has the meaning set forth in Section 8.4(a).

                  1.9. "Business" means the business of unemployment costs control, unemployment claims handling, tax planning and related services and employment information verification services, as such business is conducted or planned by the Company on the date hereof.

                  1.10. "Buyer" has the meaning set forth in the first paragraph hereof.

                  1.11. "Buyer/Buyer's Agents" means any of Buyer, its Affiliates or any of its directors, officers, employees, representatives or agents or their respective Affiliates, but not including any such person who is a Seller hereunder.

                  1.12. "Buyer Indemnified Persons" has the meaning set forth in
Section 8.1.

                  1.13. "Closing" means the consummation of the transactions contemplated by this Agreement, as provided for in Section 2.3.

                  1.14. "Closing Date" means March 27, 2002, or such other date as shall be mutually agreed upon by the Parties.

                  1.15. "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time.

                  1.16. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  1.17. "Company" means James E. Frick, Inc. d/b/a The Frick Company, a Missouri corporation.

                  1.18. "Company's Knowledge" means the knowledge of Joseph Stohldrier, Stephen Hoffmann, Jennifer Hill or Gary Ross, in their individual capacities, as well as their capacities as officers and directors of the Company and fiduciaries of the ESOP.

                  1.19. "Company Plan" has the meaning set forth in
Section 3.26(a).

                  1.20. "Confidentiality and Noncompete Agreement" means each of the confidentiality and noncompete agreements between Buyer, the Company and each of Joseph Stohldrier, Jennifer Hill, Stephen Hoffmann and Gary Ross in the form of Exhibit E attached hereto.

                  1.21. "Contract" means any contract, agreement, understanding, lease, indenture, mortgage, deed of trust, evidence of indebtedness, binding commitment or instrument, open purchase order, or offer, written or oral, express or implied, to which the Company or any Seller is a party or by which it or any of its assets is bound.

                  1.22. "Disclosure Letter" means the letter from Buyer to Sellers or from Sellers to Buyer, as the case may be, which letter contains the Schedules and Appendices referenced to this Agreement.

                  1.23. "Dispute" has the meaning set forth in Section 9.13.

                  1.24. "EPA" means the United States Environmental Protection Agency.

                  1.25. "Effective Time" means the effective time of the Closing, which shall be as of 12:01 a.m. on the Closing Date.

                  1.26. "Employer Securities" means those shares of stock in the Company held in the ESOP.

                  1.27. "Employer Securities Acquisition Loan" means a loan to the ESOP, the proceeds of which are used to acquire Employer Securities.

                  1.28. "Employment Agreement" means the employment agreement among Stephen Hoffmann, Buyer and the Company in the form of Exhibit A attached hereto.

                  1.29. "Environmental Law" means any Law relating to the protection of health or the environment, including: the Clean Air Act, the Federal Water Pollution Control Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Toxic Substance Control Act, any comparable state or foreign law, and the common law, including the law of nuisance and strict liability.

                  1.30. "Environmental Permits" means all permits, registrations, approvals, licenses, filings and submissions to any Government or other authority required by or made by or on behalf of the Company under or pursuant to any Environmental Law.

                  1.31. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  1.32. "Escrow Agent" means UMB Bank, N.A.

                  1.33. "Escrow Agreement" has the meaning set forth in
Section 2.4.

                  1.34. "Escrow Deposit" has the meaning set forth in
Section 2.4.

                  1.35. "ESOP" has the meaning set forth in the first paragraph hereof.

                  1.36. "ESOP Trustees" means Joseph Stohldrier, Stephen Hoffmann, Jennifer Hill and Gary Ross, in their capacities as trustees.

                  1.37. "Financial Statements" means the audited, final (a) balance sheets of the Company as of December 31, 1999, 2000 and 2001; (b) the related statements of earnings, shareholders equity and changes in financial position and cash flows for the periods then ended; and (c) together, as to all the foregoing, with any notes or schedules thereto. The Parties acknowledge that the 2001 financial statements attached as Schedule 3.4 to Sellers' Disclosure Letter are in draft form and agree that the final form of such 2001 financial statements shall be deemed to be part of the Financial Statements for purposes of this Agreement so long as the final 2001 financial statements are not materially different than the draft financial statements attached as Schedule
3.4 and are delivered by KPMG LLC with an unqualified opinion.

                  1.38. "First Anniversary Date" has the meaning set forth in
Section 8.4(a).

                  1.39. "GAAP" means the accounting principles and procedures used in preparing the Financial Statements, which are U.S. generally accepted accounting principles consistently applied.

                  1.40. "Government" means the United States of America, any other nation or state, the European Economic Community, the European Union, any federal, bilateral or multilateral governmental authority, state, any possession, territory, local, county, district, city or other governmental unit or subdivision.

                  1.41. "Hazardous Materials" means pollutants, contaminants, hazardous substances, hazardous chemicals, toxic substances, hazardous wastes, infectious wastes, radioactive materials, petroleum (including crude oil or any fraction thereof), asbestos fibers, or solid wastes or other hazardous materials, including those defined in any Environmental Law.

                  1.42. "Initiating Party" has the meaning set forth in
Section 9.14.

                  1.43. "IRS" means the United States Internal Revenue Service.

                  1.44. "IRS Approval" has the meaning set forth in Section 6.5.

                  1.45. "Indemnified Losses" has the meaning set forth in
Section 8.1.

                  1.46. "Indemnified Party" has the meaning set forth in
Section 8.3.

                  1.47. "Indemnifying Party" has the meaning set forth in
Section 8.3.

                  1.48. "Intellectual Property" means patents and patent applications (including any and all provisional, divisional, continuing, continuation, continuation-in-part, reissue, reexamination, and foreign counterpart applications, renewals, extensions and the like); trademarks, service marks, trade dress, trade names, corporate names, fictitious business names, domain names, trade styles, logos, product designations, and any other business identifier (including "VERIFACTS" and "WORKSOURCE EMANAGER"), any and all goodwill associated therewith, any and all applications and registrations therefor, and any and all renewals and extensions thereof; tangible works of authorship, copyrights, copyrighted works, mask works, derivative works thereof, renewal rights, registrations thereof and applications therefor; trade secrets, software (including both source and object code form), firmware, programs, databases, inventions, models, designs, developments, ideas, concepts, shop rights, proprietary processes, and items of proprietary know-how, information or data; proprietary prospect lists, customer lists, projections, analyses, and market studies; other information related to the Company; and all the goodwill associated with any of the foregoing; and licenses, sublicenses, assignments, and agreements in respect of any of the foregoing, which are owned, under development, used, licensed or assigned by or to the Company. This definition does not include non-proprietary information, know how or processes otherwise available to the industry or public or rights obtained pursuant to licenses associated with software and other intellectual property generally made available for purchase or use by the industry or the public.

                  1.49. "Key Employee Optionholders" means each holder of Options other than the Principal Optionholders, who hold Options to acquire an aggregate of 29,000 shares of the Company's common stock, no par value per share.
                  1.50. "Law" means any statute, law, ordinance, decree, order, injunction, rule, directive, or regulation of any Government or quasi-governmental authority, and includes rules and regulations of any regulatory or self-regulatory authority, compliance with which is required by Law.

                  1.51. "Liabilities" means liabilities and/or obligations, whether or not required to be reflected on the financial statements of a person.

                  1.52. "Lien" means any lien, security interest, mortgage, indenture, deed of trust, pledge, charge, adverse claim, restriction or other encumbrance.

                  1.53. "Losses" has the meaning set forth in Section 8.1.

                  1.54. "Material Adverse Effect" means a material adverse effect on the business, financial position, operations or results of operations of the Company.

                  1.55. "Material Contracts" have the meaning set forth in
Section 3.19(a).

                  1.56. "Mediation Notice" has the meaning set forth in Section 9.14.

                  1.57. "Nonconsenting Optionholder" has the meaning set forth in Section 2.5.

                  1.58. "Option Purchase Agreement and Instrument of Accession" means the instrument of accession to be executed by each Key Employee Optionholder who accepts the Company's offer after Closing during the Option Purchase Period to sell his or her Options to the Company, in substantially the form of Appendix A to Buyer's Disclosure Letter.

                  1.59. "Option Purchase Period" means the period of time after Closing, not to exceed thirty (30) days, determined by Buyer, during which time a Key Employee Optionholder may elect to sell such Option to the Company in exchange for a pro rata portion of the Purchase Price minus the aggregate exercise price attributable to such Options, as set forth in Section 2.5.

                  1.60. "Optionholders" means the holders of the Options, who are comprised of the Principal Optionholders and the Key Employee Optionholders.

                  1.61. "Options" means the options to acquire 219,500 shares of the Company's common stock, no par value per share, which are outstanding on the Closing Date, of which options to acquire 190,500 such shares are held by the Principal Optionholders and options to acquire 29,000 of such shares are held by the Key Employee Optionholders.

                  1.62. "Order" means an order, writ, injunction, or decree of any court or Government.

                  1.63. "Ordinary Course" means, with respect to the Business, only the ordinary course of commercial operations customarily engaged in by the Company consistent with industry norms and the Company's prior practices, and specifically does not include any activity (i) involving the purchase or sale of the Company or of any product line or business unit of the Company, (ii) involving modification or adoption of any Plan or (iii) which requires approval by the board of directors or shareholders of the Company.

                  1.64. "PBGC" means the Pension Benefit Guaranty Corporation.

                  1.65. "Party" means either Buyer or any Seller, and "Parties" means all of them.

                  1.66. "Plan" means any agreement, arrangement, plan, or policy, whether or not legally binding and whether or not written, that involves any (a) pension, retirement, profit sharing, ESOP, deferred compensation, bonus, stock option, stock purchase, phantom stock, health, welfare, or incentive plan; or (b) welfare or "fringe" benefits, including vacation, severance, disability, medical, hospitalization, dental, life and other insurance, tuition, Company car, club dues, sick leave, maternity, paternity or family leave, or other benefits; or (c) any employment, consulting, engagement, or retainer agreement or arrangement.

                  1.67. "Principal Optionholders" means Joseph Stohldrier, Jennifer Hill, Stephen Hoffmann and Gary Ross, who hold Options to acquire an aggregate of 190,500 shares of the Company's common stock, no par value per share.

                  1.68. "Purchase Price" has the meaning set forth in Section
2.2.

                  1.69. "Real Property" has the meaning set forth in Section
3.12.

                  1.70. "Recipient Party" has the meaning set forth in Section 9.14.

                  1.71. "Representative" has the meaning set forth in Section
6.4.

                  1.72. "Seller Indemnified Persons" has the meaning set forth in Section 8.2.

                  1.73. "Seller Refund" has the meaning set forth in Section 6.3(e).

                  1.74. "Sellers" has the meaning set forth in the first paragraph hereof.

                  1.75. "Shares" means all of the shares of the Company's common stock, no par value per share, which are outstanding at Closing.

                  1.76. "Sponsor" means any employer who is participating (or who has participated) in any Plan.

                  1.77. "Statement" has the meaning set forth in Section 6.3(b)(ii).

                  1.78. "Tax" or "Taxes" means all taxes, charges, fees, levies, or other like assessments; PBGC premiums and any other governmental charges of the same or similar nature; and all penalties, additions to tax and interest relating to any such taxes, premiums or charges. Any one of the foregoing Taxes shall be referred to sometimes as a "Tax."

                  1.79. "Tax Returns" means all reports, estimates, information statements and returns relating to or required by Law to be filed by the Company in connection with any Taxes, and all information returns (e.g., Form W-2, Form
1099) and reports relating to Taxes, including Taxes payable by, pursuant to or in connection with employee benefit plans of the Company. Any one of the foregoing Tax Returns shall be referred to sometimes as a "Tax Return."

                  1.80. "Termination Amendment" has the meaning set forth in
Section 6.5

                  1.81. "Welfare Plan" means an employee welfare benefit plan (within the meaning of ERISA Section 3(1)).

                  1.82. Headings; Interpretation. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement. Each reference in this Agreement to an Article or Section or Exhibit, unless otherwise indicated, shall mean an Article or a Section of this Agreement or an

Exhibit attached hereto, respectively. Each reference in this Agreement to a Schedule or Appendix, unless otherwise indicated, shall mean a schedule or appendix attached to a Disclosure Letter. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "include," "includes," "including," and derivative or similar words shall be construed to be followed by the phrase "without limitation"; (v) the term "person" includes any natural person, entity or Government; and (vi) references herein to "days" are to consecutive calendar days unless business days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under generally accepted accounting principles. The Parties have participated substantially in the negotiation and drafting of this Agreement and agree that no ambiguity herein should be construed against the draftsman.

                                   ARTICLE II.
                     PURCHASE AND SALE OF SHARES AND OPTIONS

                  2.1. Transfer of Shares and Options. Upon the terms and subject to the conditions of this Agreement, at the Closing and as of the Effective Time:

                           (a) The ESOP shall sell, assign, transfer and convey
to Buyer, and Buyer shall purchase, acquire and accept from the ESOP, all of the ESOP's right, title and interest to and in its Shares free and clear of all Liens; and

                           (b) The Principal Optionholders shall sell, assign,
transfer and convey to Buyer, and Buyer shall purchase, acquire and accept from such Principal Optionholders, all of each of such Principal Optionholder's right, title and interest to and in his or her Options free and clear of all Liens.

                  2.2. Consideration. Subject to the terms of this Agreement, the aggregate consideration that Buyer shall pay Sellers and the Key Employee Optionholders (assuming all such Key Employee Optionholders elect to sell their Options to Buyer during the Option Purchase Period) for the Shares and the Options, the obligations of Sellers under Article VI and other rights of Buyer hereunder shall be $80,000,000, minus $1,037,023, which is the estimate at Closing of the amount of Taxes to be imposed under Section 1374 of the Code or any similar state or local Tax (for built-in gains tax resulting from the conversion of the Company from "S" corporation to a "C" corporation at Closing) in excess of $930,000, minus $250,000 which shall be wire transferred at Closing to Falcon, LLC to cover all expenses that may be incurred by the Representative in connection with the performance of its duties and other fees and expenses of Sellers' not paid at Closing, and minus $1,200 800 which shall be wire transferred at Closing to Sellers' advisors, as designated on Schedule 2.2, to cover all fees incurred or to be incurred by Sellers and the Company from January 31, 2001 until Closing with respect to the transaction contemplated by this Agreement (including those described on Schedule 3.35) (collectively, the

"Purchase Price"), subject to adjustments as provided in Article VIII. The Purchase Price will be paid as follows:

                           (a) To the ESOP, an aggregate amount equal to:
(53.9543% x Purchase Price) minus (53.9543% x Escrow Deposit), to be distributed among the ESOP participants in accordance with the ESOP plan documents;

                           (b) To each Principal Optionholder, an amount equal
to:

                                    (i)  (39.9622% x Purchase Price) minus
                                            (39.9622% x Escrow Deposit)
                                         -----------------------------------
                                                    190,500
                                         times

                                    (ii) the number of shares into which such
                           Principal Optionholder's Options are exercisable

                                            minus

                                    (iii) the withholding and the employee
                           portion of other applicable Taxes (to be deposited with the appropriate taxing authority on behalf of such Principal Optionholder) applicable to such Option purchase,

                                            minus

                                    (iv) the aggregate exercise price applicable
                           to such Principal Optionholder's Options;

                           (c) To be retained by Buyer for its use in connection
with the offers to purchase the Options of each Key Employee Optionholder, with respect to each Key Employee Optionholder, an amount equal to:

                                    (i)   (6.0835% x Purchase Price) minus
                                             (6.0835% x Escrow Deposit)
                                        -------------------------------------
                                                       29,000

                                            times


                                    (ii) the number of shares into which such
                           Key Employee Optionholder's Options are exercisable

                                            minus

                                    (iii) the withholding and the employee
                           portion of other applicable Taxes (to be deposited with the appropriate taxing authority on behalf of such Key Employee Optionholder) applicable to such Option purchase, minus

                                    (iv) the aggregate exercise price applicable
                           to such Key Employee Optionholder's Options (assuming full vesting of such Options with respect to all components of the calculation set forth in this
                           Section 2.2(c)); and

                           (d) To the Escrow Agent, to be held in escrow in
accordance with Section 2.4, the Escrow Deposit (net of $200,000 and all interest earned thereon which was previously deposited into escrow and is to be applied to the Purchase Price).

                  The Parties understand and agree that, of the Purchase Price, Buyer will retain, and not pay to Sellers, an amount equal to the exercise price of all of the Options. The Parties further understand and agree that Buyer will retain all portions of the Purchase Price applicable to any Nonconsenting Optionholder, and no Seller will receive any payment with respect to Options held by a Nonconsenting Optionholder.

                  2.3.     Closing.

                           (a) The Closing shall take place at 10:00 a.m. on the
date first set forth above, at the offices of Bryan Cave LLP, One Metropolitan Square, Suite 3600, St. Louis, Missouri. At Closing, Sellers shall deliver or cause to be delivered to Buyer the documents identified in Section 2.3(b) and Buyer shall deliver to Sellers the funds and documents identified in Section 2.3(c).

                           (b) At Closing, Sellers shall deliver or cause to be
delivered to Buyer:

                                    (i) certificates representing all the
                           Shares, free and clear of all Liens (other than legends or other restrictions solely evidencing the restricted nature of such Shares pursuant to applicable state and federal securities laws) duly endorsed to Buyer or in blank or accompanied by duly executed stock powers;

                                    (ii) evidence of cancellation of the Options
                           held by the Principal Optionholders;

                                    (iii) all share transfer books, minute books
                           and other corporate records;

                                    (iv) a Form 8023 signed by the ESOP;

                                    (v) Sellers' Disclosure Letter;

                                    (vi) the Employment Agreement;

                                    (vii) the Confidentiality and Noncompete
                           Agreements;

                                    (viii) the Escrow Agreement, duly executed
                           by the Escrow Agent and the Representative;

                                    (ix) from Lewis, Rice & Fingersh, L.C.,
                           counsel to Sellers, an opinion of such counsel, dated the Closing Date, in substantially the form attached hereto as Exhibit C;

                                    (x) from Thompson Coburn LLC, counsel to the
                           ESOP, an opinion of such counsel, dated the Closing Date, in substantially the form attached hereto as Exhibit D;

                                    (xi) the written resignation of each member
                           of the Board of Directors and each officer of the Company;

                                    (xii) all consents and approvals from
                           Governments necessary to ensure that (i) Buyer will continue to have the same full rights with respect to the Shares as the Sellers had immediately prior to the consummation of the transaction contemplated hereunder and (ii) the Company will continue to have the same rights with respect to its business and assets as it had immediately prior to the consummation of transaction contemplated hereunder;

                                    (xiii) the written release of all Liens
                           (other than Liens for Taxes not yet due and payable and for Taxes for which an adequate reserve has been established on the December 31, 2001 Financial Statements) relating to the assets of the Company and the Shares executed by the holder of or parties to each such Lien, which releases shall be satisfactory in substance and form to Buyer and its counsel;

                                    (xiv) a long-form certificate of good
                           standing of, and tax clearance letter regarding, the Company, dated within five (5) business days of the Closing Date, from the Missouri Secretary of State and Department of Revenue;

                                    (xv) certificates of good standing as a
                           foreign corporation of the Company, dated within ten
                           (10) business days of the Closing Date, from the Secretaries of State of California, Colorado, Connecticut, Florida, Georgia, Illinois, Kansas, Massachusetts, Michigan, Minnesota, New Jersey, New York, Ohio, Oklahoma, Pennsylvania, Texas and Virginia;

                                    (xvi) a copy, certified by the Secretary of
                           the Company to be true, complete and correct as of the Closing Date, of the Articles of Incorporation of the Company, the Bylaws of the Company and the resolutions of the Board of Directors authorizing and approving the transactions contemplated by this Agreement;

                                    (xvii) resolutions of the ESOP Trustees
                           authorizing and approving the transactions contemplated hereby;

                                    (xviii) canceled certificates, agreements
                           and/or other evidence of the redemption or other payment by the Company in respect of all previously issued and outstanding securities (including all options and warrants) of the Company other than the Shares and the Options;

                                    (xix) an opinion to the ESOP Trustees from
                           Comstock Valuations, its financial advisor, (the "Fairness Opinion") to the effect that the Purchase Price to be paid to the ESOP is not less than the fair market value of the Employer Securities which the ESOP sells to Buyer and that the transactions contemplated hereby, including the Employment Agreement, the purchases of the Options, the amendments to the ESOP plan documents and the other transactions contemplated hereby, are fair to the ESOP participants (as defined in Section 2.11 of the ESOP document) from a financial point of view;

                                    (xx) a certificate that the ESOP Trustees
                           have complied with (i) all the provisions and requirements of the ESOP plan document (in particular Sections 8.3 and 17.4 thereof), (ii) all applicable pass through voting rights required by Law, and (iii) all other applicable Law necessary for the consummation of the transactions contemplated hereby and the sale of the Employer Securities to Buyer pursuant hereto;

                                    (xxi) a fully executed Termination Amendment
                           to the ESOP plan documents, as described in Section 6.5; and

                                    (xxii) the agreement of Rubin, Brown,
                           Gornstein & Co., LLP, CPA to provide (at no cost to the Company or Buyer) its consent to the reference to the firm and the use or incorporation of its reports issued in connection with Financial Statements which it audited in Buyer's filings with the Securities and Exchange Commission, subject to the firm's final review of the filing;

                           (c) At Closing, Buyer shall deliver to the Sellers:

                                    (i) by cash or wire transfer, the Purchase
                           Price, in accordance with the Section 2.2 and the wire transfer instructions set forth on Schedule 2.3 of Sellers' Disclosure Letter;

                                    (ii) receipts for the Shares delivered by
                           the Sellers;

                                    (iii) a Form 8023 signed by Buyer;

                                    (iv) Buyer's Disclosure Letter;

                                    (v) the Escrow Agreement;

                                    (vi) the Employment Agreement;

                                    (vii) the Confidentiality and Noncompete
                           Agreements; and

                                    (viii) a certificate of good standing of
                           Buyer, dated within five (5) business days of the Closing Date, from the Missouri Secretary of State.

                           (d) All certificates, instruments, opinions,
statements and other documents to be delivered by the ESOP, the Principal Optionholders or the Representative at Closing shall be in form and substance satisfactory to Buyer and its counsel. The ESOP, the Principal Optionholders or the Representative shall deliver to Buyer such other certificates, instruments, opinions, statements and other documents at Closing as shall be reasonably requested by Buyer and its counsel.

                  2.4. Escrow Deposit. At Closing, Buyer shall deliver a portion of the Purchase Price representing $8,000,000 including the $200,000 and all interest thereon that has been previously deposited ("Escrow Deposit") to the Escrow Agent to be held in escrow pursuant to an Escrow Agreement substantially in the form of Exhibit B hereto (the "Escrow Agreement"). Subject to the terms of the Escrow Agreement, the Escrow Deposit shall be available to satisfy any indemnity obligations of Sellers pursuant to Article VIII hereof. To the extent not used to satisfy such indemnity obligations of Sellers, upon the termination of the Escrow Agreement, the Escrow Deposit and all income earned thereon shall be distributed as follows:

                           (a) 53.9543% to the ESOP, to be distributed among the
ESOP participants in accordance with the ESOP plan documents;

                           (b) 39.9622% to the Principal Optionholders, to be
distributed pro rata based on the number of shares of common stock into which their Options were exercisable;

                           (c) 6.0835% to the Key Employee Optionholders, to be
distributed pro rata based on the number of shares of common stock into which their Options were exercisable (assuming full vesting), provided, however, that if any Key Employee Optionholder is a Nonconsenting Optionholder, then any portion of the Escrow Deposit which would have been distributable to him or her will be distributed to the Buyer.

                  2.5. Key Employee Options. During the Option Purchase Period, the Company will make an offer to purchase from each Key Employee Optionholder all of the Options held by him or her, on the same terms and conditions as the Options being sold by the

Principal Optionholders at Closing, subject to the execution of an Option Purchase Agreement and Instrument of Accession by such Key Employee Optionholder. Among other things, the Option Purchase Agreement and Instrument of Accession will provide for the full vesting of the Key Employee Optionholder's Options, his or her appointment of the Representative as his or her representative, and his or her agreement to sell his or her Options to Buyer, subject to the terms and conditions of that Agreement. Any Key Employee Optionholder who does not sell his or her options to the Company and execute the Option Purchase Agreement and Instrument of Accession shall be referred to as a "Nonconsenting Optionholder."

                                  ARTICLE III.
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

                  Sellers hereby jointly and severally make the following representations and warranties, each of which is true and correct on the date hereof and shall survive the Closing Date and the transactions contemplated hereby to the extent set forth in Article VIII. Each reference in Article III to a Schedule shall refer to a Schedule to the Sellers' Disclosure Letter, which will be delivered at Closing pursuant to Section 2.3(b) and which is incorporated into this Agreement and made a part hereof by reference.

                  3.1. Corporate Existence and Power.

                           (a) The Company is a corporation duly organized,
validly existing and in good standing under the laws of the State of Missouri. The Company has delivered to Buyer true, complete and correct copies of its Articles of Incorporation and Bylaws, as currently in effect.

                           (b) The Company has the corporate power and authority
to own, lease and use its assets and to transact the business in which it is engaged, and holds all authorizations, franchises, licenses and permits required therefor and all such authorizations, franchises, licenses and permits are valid and subsisting. Except as set forth on Schedule 3.1, the Company is duly licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such license or qualification is required, except for jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

                           (c) The ESOP is a duly organized and validly existing
trust with all requisite trust power to hold the Shares. The ESOP Trustees have the power and authority to execute and deliver this Agreement and to act in the manner specified herein and in connection with all matters with respect to which action by them is contemplated by this Agreement. The ESOP Trustees have complied with (i) all the provisions and requirements of the ESOP plan document (in particular Sections 8.3 and 17.4 thereof), (ii) all applicable pass through voting rights required by Law, (iii) all other applicable Laws necessary for the consummation of the transactions contemplated hereby and the sale of the Employer Securities to Buyer pursuant hereto, and (iv) that there is no remaining Liability on an Employer Securities Acquisition Loan.

                           (d) Except as set forth on Schedule 3.1, neither the
Company nor any Seller is a party to, subject to or bound by any Contract, Law or Order which is or would (i) be breached or violated or the obligations thereunder accelerated or increased (whether or not with notice or lapse of time or both) by the execution, delivery or performance by Sellers of this Agreement, or (ii) prevent the carrying out of the transactions contemplated hereby. Except as set forth on Schedule 3.1, no waiver or consent of any third person or governmental authority is required for the execution of this Agreement or the consummation of the transactions contemplated hereby. The transactions contemplated hereby will not result in the creation of any Lien against the Company, any of its properties or assets, the Shares or the Options.

                  3.2. Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by Sellers and constitutes a legal, valid and binding obligation of Sellers, enforceable against such Sellers in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (b) general principles of equity. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not require any action on the part of the Company except the resolutions of the Board of Directors, as described in Section 2.3(b)(xvi).

                  3.3.     Capitalization and Ownership.

                           (a) The authorized capital stock of the Company is
set forth on Schedule 3.3. The name, address and allocation of Employer Securities of each ESOP participant are set forth on Schedule 3.3. On the date hereof, the 257,200 Shares owned by the ESOP are the only issued and outstanding capital stock of the Company. All the Shares were duly authorized and validly issued and are fully paid and non-assessable without restriction on the right of transfer thereof (other than legends or other restrictions solely evidencing the restricted nature of such Shares pursuant to applicable state and federal securities laws).

                           (b) Except for Buyer's rights pursuant to this
Agreement and except for the Options, (i) there are no authorized or outstanding
(A) securities of the Company other than the Shares, or (B) warrants, preemptive rights, other rights, or options with respect to any securities of the Company, and (ii) neither the Company nor any Seller is subject to any obligation to issue, sell, deliver, redeem, or otherwise transfer, acquire or retire the Shares or any other securities of the Company.

                           (c) The name, address, number of shares subject to
his or her Options, vesting schedule and exercise prices of each Optionholder are set forth on Schedule 3.3. All Options were issued in connection with the performance of services for the Company and are not excessive by reference to the services provided. The aggregate exercise price of the Options is not less than $4,600,000.

                           (d) The Company does not have any subsidiaries.
Except as set forth on Schedule 3.3, the Company does not directly or indirectly own or have any capital stock or other equity interest in any corporation, partnership, limited liability, joint venture or other entity.

                           (e) There is no provision in the Articles of
Incorporation or Bylaws of the Company or any Contract or Law that would restrict, limit, condition or otherwise adversely affect the ability of Buyer, as the holder of over 90% of the capital stock of the Company, to cause the Company to merge with or into another direct or indirect wholly-owned subsidiary of Buyer.

                  3.4. Financial Statements.

                           (a) Attached as Schedule 3.4 are the Financial
Statements and the Balance Sheet (the attached 2001 financial statements are in draft from). The Financial Statements were audited by Rubin, Brown Gornstein & Co., LLP for 1999 and 2000 and KPMG LLP for 2001, each certified public accountants, and their unqualified opinions are appended thereto. Schedule 3.4 also includes copies of all management letters from such firms since 1998. KPMG LLP are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act of 1933 and the applicable rules and regulations thereunder. Through the period of the December 31, 2000 Financial Statements, Rubin, Brown, Gornstein & Co., LLP were independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the applicable rules and regulations thereunder. The Financial Statements were derived from the books and records of the Company and (i) are true, complete and correct, (ii) present fairly in all material respects the financial position and results of operations of the Company at the dates and for the periods indicated, (iii) have been prepared in accordance with GAAP except as indicated in the notes to the audit, and (iv) do not include any untrue statement of a material fact required to be stated or reflected therein or omit to state or reflect any material fact necessary to make any statements therein not misleading. The Balance Sheet was derived from the books and records of the Company and (i) is true and correct in accordance with normal internal accounting procedures, (ii) presents fairly in all material respects the financial position and results of operations of the Company at the date and for the period indicated (subject to the other limitations set forth in this sentence), (iii) does not contain normal year end adjustments and accruals, (iv) does not contain any notes or schedules, (v) has not been prepared in accordance with GAAP, and (vi) has been prepared in accordance with past practices.

                           (b) The Company has no loans, borrowings, debt or
notes payable. The amount of Taxes to be imposed under Section 1374 of the Code or any similar state or local Tax (for built-in gains tax resulting from the conversion of the Company from "S" corporation to a "C" corporation at Closing) will not exceed the sum of $1,967,023.

                  3.5. Events Subsequent to December 31, 2001. Since December 31, 2001, except as set forth on Schedule 3.5 and except as reflected on the Balance Sheet, there has been no:

                           (a) change in the business or condition, (financial
or otherwise) operations or results of operations of the Company other than changes in the Ordinary Course

(which changes have not, individually or in the aggregate, had or would reasonably be expected to have a Material Adverse Effect);

                           (b) damage, destruction or loss, whether covered by
insurance or not, affecting the tangible assets of the Company having a value of more that $5,000;

                           (c) loss or, to Company's Knowledge, threatened loss
of customer accounts of the Company that have annual revenues of $100,000 or more;

                           (d) declaration, setting aside, or payment of any
dividend or any distribution (in cash or in kind) or return of capital with respect to any securities of the Company;

                           (e) sale or direct or indirect redemption, purchase
or other acquisition of securities of the Company;

                           (f) payment of fees or expenses of counsel,
accountants and other experts incurred by the Company (or incurred by any Seller and paid by the Company) incident to the negotiation, preparation or execution of this Agreement or the Closing:

                                    (i) other than fees or expenses incurred
                           prior to February 1, 2002 (not to exceed $100,000);
                           and

                                    (ii) other than those fees and expenses
                           which shall be deducted from the Purchase Price as described in Section 6.9;

                           (g) increase in or commitment to increase
compensation, bonuses, benefits, or other remuneration to or for the benefit of any employee, shareholder, director, officer, or agent of the Company, or any benefits granted under any Plan with or for the benefit of any such employee, shareholder, director, officer or agent;

                           (h) transaction entered into or carried out by the
Company, other than in the Ordinary Course;

                           (i) borrowing or incurrence of any indebtedness
(including letters of credit and foreign exchange contracts), contingent or otherwise, by or on behalf of the Company, any endorsement, assumption, or guarantee of payment or performance of any such indebtedness or any Liabilities of any other person or entity by or on behalf of the Company other than in the Ordinary Course;

                           (j) change made with respect to the Company in its
Tax or financial accounting or any Tax election;

                           (k) grant of any Lien with respect to the Shares or
the assets of the Company, other than in the Ordinary Course;

                           (l) transfer of any assets of the Company, other than
arm's-length sales, leases, or dispositions in the Ordinary Course;

                           (m) modification or termination of any Contract or
any material term thereof except in the Ordinary Course;

                           (n) lease or acquisition of any capital assets by the
Company with a value greater than $50,000 per item or $100,000 in the aggregate;

                           (o) loan or advance by the Company to any third party
except for advances not in excess of $5,000 in amount made in the Ordinary Course to its employees; or

                           (p) commitment or agreement by the Company to do any
of the foregoing items (d) through (o).

                  3.6. Inventories. Except as set forth on Schedule 3.6, the Company has no inventories.

                  3.7. Undisclosed Liabilities. The Company does not have any Liabilities whatsoever, known or unknown, asserted or unasserted, liquidated or unliquidated, accrued, absolute, contingent, or otherwise, and there is no basis for any Action against the Company for any such Liability, except (a) as set forth on the Financial Statements, the Balance Sheet or Schedule 3.7, (b) as incurred in the Ordinary Course since the date of the Financial Statements, or
(c) to the extent they arose in the Ordinary Course and are not required to be set forth in a schedule hereto, performance and payment obligations (but not liabilities for breach or violation) lawfully incurred under arm's-length contracts for goods or services, none of which reasonably would be expected to have a Material Adverse Effect.

                  3.8.     Taxes.

                           (a) The Company has timely and properly filed all Tax
Returns required to be filed by or on behalf of such person with respect to the Company with any Taxing authority. The Principal Optionholders with respect to the years during which they were shareholders of the Company have each timely and properly filed all Tax Returns required to be filed by them with respect to the Company with any Taxing authority. All such Tax Returns, as the same may have been amended, are true, correct, and complete.

                           (b) Except as set forth on Schedule 3.8, all Taxes
(whether or not reflected in Tax Returns as filed) payable by the Company for all taxable periods for which a Tax Return is or was due on or before the Closing Date have been timely and fully paid. Except as set forth on Schedule 3.8, all Taxes (whether or not reflected in Tax Returns as filed) payable by the Principal Optionholders, with respect to the Company for the years during which they were shareholders of the Company, for all taxable periods for which a Tax Return is or was due on or before the Closing Date have been timely and fully paid. There are no audits or examinations of any Tax Returns of the Company, pending or, to the Company's Knowledge, threatened. There are no audits or examinations of any Tax Returns of the Principal Optionholders, with respect to the Company for the years during which they were shareholders of the Company, pending or, to the their Knowledge, threatened. The Company is not a party to any action or proceeding by any Governmental authority for the assessment or collection of Taxes, nor has such event been asserted or threatened. No Principal Optionholders, with respect to the years during which he or she was a shareholder of the Company, is a party to any action or proceeding by any Governmental authority for the assessment or collection of Taxes, nor has such event been asserted or threatened. There is no waiver or tolling of any statute of limitations in effect with respect to any Tax Returns.

                           (c) The Company has charged, collected and remitted
on a timely basis all Taxes as required under applicable Law on any sale, supply or delivery of goods and services by such Company. The Company is not liable for Taxes in any State or local jurisdiction in which it does not currently file an income Tax Return.

                           (d) There are no Liens for Taxes upon any assets of
the Company.

                           (e) True, correct and complete copies of all income
Tax Returns, tax examination reports and statements of deficiencies assessed against, or agreed to with respect to the Company with respect to the five (5) taxable years prior to December 31, 2001 with the IRS or any taxing authority have been delivered to Buyer.

                           (f) The Company has complied with all Laws relating
to the withholding of Taxes and the payment thereof (including withholding of Taxes under Sections 1441 and 1442 of the Code, or any similar provision under foreign Law), and has timely and properly withheld from the appropriate party and paid over to the proper Government all amounts required to be withheld and paid over prior to the Closing Date under applicable Law.

                           (g) The Company has not entered into any compensatory
agreements with respect to the performance of service that payment thereunder would result in a nondeductible expense to the Company pursuant to Section 280G of the Code. There is no agreement that binds the Company to be liable for an amount based on an excise tax to the recipient of such payment pursuant to
Section 4999 of the Code.

                           (h) The Company is not a party to any safe harbor
lease within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982. None of the property or assets of the Company has been financed with or directly or indirectly secures any industrial revenue bonds or debt the interest on which is tax-exempt under Section 103(a) of the Code. The Company is not a borrower or guarantor of any outstanding industrial revenue bonds, and is not a principal user or related person to any principal user (within the meaning of Section 144(a) of the Code) of any property that has been financed or improved with the proceeds of any industrial revenue bonds.

                           (i) None of the property owned by the Company is
tax-exempt use property within the meaning of Section 168(h) of the Code.

                           (j) The Company is not required to include in income
any adjustment under Section 481(a) of the Code by reason of a change in accounting method, and the IRS has not proposed any such adjustment or change in accounting method. The Company does not have any pending private letter ruling request with the IRS.

                           (k) The Company has not filed a consent pursuant to
Section 341(f) of the Code.

                           (l) The Company is not a party to or a partner in any
joint venture, partnership or other arrangement or contract (including any arrangement or contract identified on Schedule 3.3) that could be treated as a partnership for federal income tax purposes.

                           (m) During the past five years, the Company has not
been a member of an "affiliated group" within the meaning of Section 1504 of the Code.

                           (n) The Company is not a party to or bound by any
affiliated group consolidated return tax allocation agreement, tax sharing agreement or tax indemnification agreement.

                           (o) The Company is not liable for Taxes (other than
any accrued Taxes not yet due and payable) to any foreign taxing authority and does not have and has not had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

                           (p) The Company is an eligible target for which a
valid Section 338(h)(10) election may be made.

                           (q) The Company has made a valid election to be
treated as an S Corporation within the meaning of Section 1361 of the Code, and such election has been in effect for the Company's taxable years commencing with calendar year 1998. The Company has qualified and will qualify as an S Corporation at all times from election up to the Closing Date.

                           (r) Except as set forth on Schedule 3.8, the Company
has been and will not be subject to any Taxes pursuant to Section 1363(d) or
Section 1374 of the Code or any comparable provision of state or local law at any time from election as an S Corporation up to the Closing Date.

                           (s) Except as set forth in Section 3.8(s), the
election contemplated by Section 6.3(d) hereof will not result in any Liability for Taxes to the Company.

                           (t) Other than the "S" election described in Section
3.8(r), all material elections with respect to Taxes affecting the Company as of the date hereof are set forth in Schedule 3.8. No new elections with respect to Taxes, or any changes in current elections with respect to Taxes of the Company or affecting the Company shall be made after the date of this Agreement without the prior written consent of Buyer.

                  3.9. Accounts Receivable. Set forth on Schedule 3.9 is a list of all the accounts receivable of the Company as of February 28, 2002. Such accounts receivable, together with any accounts receivable arising between such date and the Closing Date (the "Accounts Receivable"), are (to the extent not yet paid in full) valid, genuine and existing and arose in the Ordinary Course. The Accounts Receivable are not subject to any counterclaim, set-off, defense or Lien. Except for any accounts receivable set forth on Schedule 3.9-2, the Accounts Receivable are and will be fully collectible.

                  3.10. No Breach of Law or Governing Document. Except as set forth on Schedule 3.10, the Company is not in default under or in breach or violation of any Law, including any Law related to protection of personally-identifiable information, the provisions of any Government permit, franchise or license or the provisions of its Articles of Incorporation or its Bylaws. Except as set forth on Schedule 3.10, neither the Company nor any Seller has received any notice alleging such default, breach or violation. Neither the execution of this Agreement nor the Closing does or will constitute or result in any such default, breach or violation. The Business will be in compliance with all Laws after Closing when operated by Buyer in a manner substantially consistent with the manner in which the Business has been conducted heretofore.

                  3.11. Litigation. Except as set forth on Schedule 3.11, (a) there is no, and for the previous five (5) years there has not been any, suit, claim, litigation, proceeding (administrative, judicial, or in arbitration, mediation or alternative dispute resolution), Government or grand jury investigation, or other action (any of the foregoing, "Action") pending or, to Company's Knowledge, threatened against the Company, the Shares, the Options, any of the Sellers with respect to the Company or involving the Business, any of its property, or any of its shareholders, directors, officers, agents, or other personnel in their capacity as such, including any Action challenging, enjoining, or preventing this Agreement, or the consummation of the transactions contemplated hereby; (b) the Company is not and has not been subject to any Order other than Orders of general applicability; and (c) the Company has not been or, to Company's Knowledge, been threatened to be subject to, and there are no grounds for, any Action or Order relating to personal injury, death, or property or economic damage arising from products sold, licensed or leased and services performed by the Company.

                  3.12. Real Property Owned.  The Company owns no real property.

                  3.13. Personal Property - Owned. Except as set forth on
Schedule 3.13, the Company has good and marketable title to all its personal property, including in each case all personal property reflected on the Financial Statements or acquired after the date thereof (except any personal property subsequently sold in the Ordinary Course), free and clear of all Liens, leases, options, covenants, conditions, agreements, claims, restrictions and other encumbrances of every kind, and there exists no restriction on the use or transfer of such property except for Liens for Taxes not yet due or being contested in good faith and for which adequate accruals or reserves have been established on the Financial Statements.

                  3.14. Real and Personal Property - Leased. The Company is not the lessor of any real or personal property. Set forth on Schedule 3.14(a) hereto is a description of each lease under which the Company is the lessee of any real property, and set forth on Schedule 3.14(b) hereto is a description of each lease under which the Company is the lessee of any personal property and the location of such property. The Company has made available to Buyer a true, correct and complete copy of each lease identified on Schedule 3.14(a). The premises or property described in such leases are presently occupied or used by the Company as lessee under the terms of such leases. Except as set forth on
Schedule 3.14(a) and Schedule 3.14(b), all rentals due under such leases have been paid and there exists no default by the Company or, to Company's Knowledge, by any other party to such leases under the terms of such leases and no event has occurred which, upon passage of time or the giving of notice, or both, would result in any event of default by the Company or, to Company's Knowledge by any other party to such leases, or prevent the Company from exercising and obtaining the benefits of any rights or options contained therein. Except as set forth on
Schedule 3.14(a) or Schedule 3.14(b), the Company has all right, title and interest of the lessee under the terms of said leases, free of all Liens and all such leases are valid and in full force and effect.

                  3.15. Necessary Property and Transfer of Shares. Except as set forth on Schedule 3.15, the Company is the sole owner of all right, title, and interest in and to all assets reflected on the Financial Statements, and all property, real and personal, tangible and intangible, used by it in, or, together with leased property set forth on Schedule 3.14(a) or Schedule 3.14(b), necessary for it to transact, the business in which it is now engaged, and there exists no restriction on the use or transfer of such assets or property except as otherwise described on Schedule 3.15. The assets owned or leased by the Company constitute all of the property and property rights used or necessary for the conduct of the Business in the manner and to the extent presently conducted by the Company. Except as set forth on Schedule 3.15, no consent or permit from any third party is necessary to transfer the Shares, and there exists no restriction on the transfer of the Shares or the consummation of the transactions contemplated hereby. There exists no condition, restriction or reservation affecting the title to or utility of the assets of the Company which would prevent the Company or Buyer from utilizing such assets, or any part thereof, after the Closing to the same full extent that the Company might continue to do so if the transactions contemplated hereby did not take place. There exists no condition, restriction or reservation affecting the title to or utility of the Shares or the Options which would prevent the consummation of the transactions contemplated hereby.

                  3.16. Use and Condition of Property; Location. Except as set forth on Schedule 3.16, all the assets of the Company are in good operating condition and repair, subject to ordinary wear and tear, as reasonably required for their use as presently conducted or planned by the Company, and conform to all applicable Laws, and no notice of any violation of any Law relating to any of such property or assets has been received by the Company except such as have been fully complied with.

                  3.17. Licenses and Permits. Except as set forth on Schedule 3.17, the Company possesses all licenses, permits and other approvals required for the conduct of the Business, and each such license or permit is valid and in full force and effect and upon Closing the Company will have all right and authority to conduct its activities pursuant to such licenses and permits. The conduct of the Business does not require any additional licenses, permits or other approvals for the operation of the Business after Closing by Buyer in a manner consistent with the manner in which the Business has been conducted heretofore.

                  3.18. Environmental Matters. The Company is not in violation of and has not violated any Environmental Law or any other applicable safety, health, building and zoning Law. The Company has obtained and is in compliance with all necessary Environmental Permits, and no deficiencies have been asserted by any Government or authority with respect to such items. There never has been pending or, to Company's Knowledge, threatened against the Company any civil, criminal or administrative action, suit, summons, citation, complaint, claim, notice, demand, request, judgment, order, lien, proceeding, hearing, study, inquiry or investigation based on or related to an Environmental Permit or any Environmental Law.

                  3.19. Contracts.

                           (a) Set forth on Schedule 3.19 is a list of each
Contract to which the Company is a party which:

                                    (i) involves any of the following: (A)
                           except for customer contracts, a guaranty, indemnity, surety, accommodation party or power of attorney, (B) a sharing of payments or joint venture, (C) a sales agency, representation, distributorship or franchise arrangement, (D) except for agreements with employees, restrictions on competition, (E) collective bargaining, works council, or union representation, or (F) an obligation (either written or verbal) for payment by the Company in excess of $50,000 annually not otherwise included on Schedule 3.19;

                                    (ii) has resulted or is reasonably likely to
                           result in a loss greater than $25,000 to the Company;

                                    (iii) is not in the Ordinary Course;

                                    (iv) is not terminable upon thirty days'
                           notice without Liability (but not including customer contracts or any contracts involving annual expenditures of less than $50,000);

                                    (v) is a customer, client, procurement or
                           supply contract with annual revenues in excess of $100,000 in 2001; or

                                    (vi) has annual revenues in excess of
                           $200,000 and requires consent or approval of, or notice to, the other party of the transactions contemplated by this Agreement ((i)-(vi) collectively, the "Material Contracts").

                           (b) Each of the Material Contracts is a valid,
binding and enforceable obligation of the Company and, to Company's Knowledge, the other parties thereto, except that such enforcement may be subject to: (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (ii) general equitable principles. Except as indicated on Schedule 3.19, (i) the Company is not, (ii) to the extent it would create a current or future liability of Buyer and/or the Company, neither the Company nor Sellers have been, and
(iii) to Company's Knowledge, no other party to a Material Contract is, in material breach or violation of or default under any Material Contract, and no event has occurred that, through the passage of time or the giving of notice, or both, would constitute, and neither the execution of this Agreement nor the Closing hereunder do or will constitute or result in, such a breach, violation or default on the part of any party thereto, cause the acceleration of any obligation of the Company, any other party thereto or the creation of a Lien upon any assets of the Company or the Shares, or require any consent thereunder. The Company has made available for review by Buyer (or its counsel) a true, complete and accurate copy of each Material Contract.

                           (c) Buyer acknowledges that Sellers have used their
best efforts to identify all Material Contracts on Schedule 3.19 and the failure to identify any contracts on such schedule shall not result in an indemnifiable breach of this Section 3.19 unless such failure results in an actual Loss to Buyer or the Company.

                  3.20. Intellectual Property. Except as set forth on
Schedule 3.20:

                           (a) The Company has good and marketable title and is
the sole and exclusive owner of, and has the unrestricted right to use and transfer, assign and license the Intellectual Property owned by the Company or used in the Business, free and clear of all Liens, and all such items are valid, subsisting and enforceable and encompass all proprietary rights necessary or desirable for the conduct of the Business as presently conducted or proposed to be conducted;

                           (b) The conduct of the Business and operations of the
Company and the ownership, manufacture, purchase, sale, licensing, use and/or provision of the Company's products and/or services have not and do not contravene, conflict with, violate or infringe upon any patent, trademark, service mark, copyright or other intellectual property right of a third party or the terms of any license with respect thereto, and no proprietary information or trade secret has been misappropriated by the Company from any third party.

                           (c) The use, reproduction, modification,
distribution, licensing, sublicensing, sale or any other exercise of rights in any Intellectual Property or any other authorized exercise of rights in or to the Intellectual Property by the Company or its licensees does not infringe or misappropriate any intellectual property or proprietary right of any other entity. In addition, the use, licensing or sale by or to the Company of any of the Intellectual Property does not require the acquiescence, agreement or consent of any third party;

                           (d) The Intellectual Property has not been subject to
a claim of infringement, invalidity, misuse, unenforceablity, interference or unfair competition or other claim and, to Company's Knowledge, the Intellectual Property is not being infringed upon, misappropriated, diluted or otherwise violated by any third party;

                           (e) The Company has obtained legally binding written
agreements from all employees and third parties with whom the Company has shared confidential proprietary information (i) of the Company, or (ii) received from others which the Company is obligated to treat as confidential, which agreements require such employees and third parties to keep such information confidential; and

                           (f) Schedule 3.20 contains a true, complete and
accurate list of all licenses relating to the Intellectual Property and all patents and patent applications, trademark registrations and applications, and copyright registrations and applications, and accurately identifies, where appropriate, one or more of the following, by country, for each item of such Intellectual Property: title or mark, patent or registration number, application filing number and date, patent or registration issue date, and licensor, license date and licensed subject matter.

                  3.21. Insurance. The Company has at all times since 1995 maintained insurance as required by law or under any agreement to which the Company is or has been a party, including general comprehensive liability, unemployment and workers' compensation coverage. Schedule 3.21 sets forth the insurance policies maintained by the Company, together with the amount of coverage for each policy, the premium due dates and the dates of last payment. The Company has not received notice of default under, or intended cancellation or nonrenewal of, any policies of insurance, nor has it been refused any insurance coverage by an insurance carrier to which it has applied for insurance.

                  3.22. Officers, Directors, Employees, and Consultants. Set forth on Schedule 3.22 is a list of: (a) all current directors of the Company,
(b) all current officers (with office held) of the Company, (c) all current employees (active or inactive) of the Company, (d) all current paid consultants to the Company, and (e) all retirees and terminated employees of the Company for whom the Company has any benefits responsibility or other continuing or contingent obligation, together, in the case of (b), (c), (d), and (e), with the current rate of compensation payable to each such person and any incentive or bonus payments. Except as set forth on Schedule 3.22, the Company is not indebted to any shareholder, director, officer, employee or agent of the Company, except for amounts due as normal salaries, wages and bonuses and in reimbursement of ordinary expenses on a current basis.

                  3.23. Customers and Suppliers. Schedule 3.23 sets forth a list of the Company's top ten customers and suppliers by volume of sales and purchases, respectively, for each of the years ended December 31, 2000 and December 31, 2001 and for the two-month period ended February 28, 2002. Except as set forth on Schedule 3.23, the Company has not received any indication from any material supplier of the Company to the effect that, and has no reason to believe that, such supplier will stop, or materially decrease the rate of, supplying materials, products or services to the Company, and has not received any indication from any material customer of the Company to the effect that, and has no reason to believe that, such customer will stop, or materially decrease the rate of, buying materials, products or services from the Company.

                  3.24. Transactions with Related Persons. Except as set forth on Schedule 3.24, the Company has no Liabilities, contractual or otherwise, owed to or owing from, directly or indirectly, any Seller or any Affiliate of the Company or any Seller. Except as set forth on Schedule 3.24, no Seller or director, officer or Affiliate of the Company has any financial interest, direct or indirect, in any supplier or customer of, or other business which has any transactions or other business relationship with the Company. Except as set forth on Schedule 3.24, since January 1, 1998, the Company has not been a party to any transaction in which any of the following persons had a direct or indirect interest: a director, an officer, an ESOP trustee or the ESOP or any member of the immediate family of the foregoing.

                  3.25. Labor and Employment Matters. Except as set forth on
Schedule 3.25:

                           (a) The Company is not a party to or bound by any
collective bargaining, works council, union representation or similar agreement or arrangement;

                           (b) The Company is not and has not engaged in any
unfair labor practice;

                           (c) There is no labor strike, dispute, slowdown, or
stoppage pending or, to Company's Knowledge, threatened against the Company;

                           (d) No right of representation exists respecting the
employees of the Company;

                           (e) No collective bargaining agreement is currently
being negotiated and no organizing effort is currently being made with respect to the employees of the Company;

                           (f) No current or former employee of the Company has
any claim against the Company on account of or for (i) overtime pay, other than overtime pay for the current payroll period, (ii) wages or salary (excluding current bonus accruals and amounts accruing under pension and profit-sharing plans) for any period other than the current payroll period, (iii) vacation, time off or pay in lieu of vacation or time off, other than that earned in respect of the current fiscal year, or (iv) any violation of any Law relating to minimum wages or maximum hours of work;

                           (g) Except as set forth on Schedule 3.25, no claim
has been made that remains outstanding for breach of any contract of employment or for services or for severance or redundancy payments or protective awards or for compensation for unfair dismissal or for failure to comply with any Law with regard to employment rights or in relation to any alleged sex or race discrimination or for any other liability accruing from the termination or variation of any contract of employment or for services, nor is the Company aware that any such claim has been threatened or is pending;

                           (h) Except as set forth on Schedule 3.25, there is no
contract of service between the Company and any of its directors, officers or employees or any consultancy or management services agreements between the Company and any other person, firm or company; and

                           (i) All employment has been in compliance with the
Immigration Reform and Control Act of 1986 and the rules and regulations thereunder.

                  3.26. Employee Benefit Matters.

                           (a) Except as set forth on Schedule 3.26 hereto, the
Company is not a party to any Plan. True, correct and complete copies of all documents (or summaries thereof) creating or evidencing any Plan listed on
Schedule 3.26 (individually, each is referred to as a "Company Plan" and collectively, the "Company Plans") have been made available for review by Buyer (or its counsel). There are no pending or, to Company's Knowledge, threatened negotiations, demands or proposals with respect to the subject matter of the foregoing Plans.

                           (b) The Company has not made any contributions to any
multi-employer plan (as defined in ERISA ss.3(37) or ERISA ss.4001(a)(3)), the Company has never been a member of a controlled group which contributed to any such plan, and the Company has never been under common control with an employer which contributed to any such plan. The Company does not and has not within the last five (5) years maintained or contributed to any defined benefit pension plan.

                           (c) Each Company Plan complies with and has been
administered, operated, and maintained in substantial compliance with the Law, and, except as set forth on Schedule 3.26(c), the Company has no direct or indirect Liability under the requirements provided by any and all statutes, orders or governmental rules or regulations currently in effect, including ERISA and the Code, to the extent applicable to the Company Plan, and no Company Plan is subject to Title IV of ERISA.

                           (d) Except as set forth on Schedule 3.26(d), the
Company has no Liability to provide life, accident, medical or other welfare benefits to former or retired employees, their spouses or dependents (or other persons), other than in accordance with COBRA.

                           (e) Except as set forth on Schedule 3.26(e), the
Company has not terminated or taken action to terminate any employee benefit plan as defined in Section 3(3) of ERISA. All employee benefit plan terminations have been carried out in accordance with all provisions of the Law and any rulings or regulations of any administrative agency, including all applicable reporting and other provisions of the Code, ERISA and including the requirements of the PBGC. The Company has no Liability to, and has not received notice alleging such Liability from, any person, including the PBGC, any other government agency or any participant in or beneficiary of any employee benefit plan, nor is the Company liable for any excise, income or other tax or penalty as a result of or in connection with such termination. The Company has obtained a favorable determination letter from the IRS with respect to the termination of each of such pension plans as defined in Section 3(2) of ERISA, true, complete and correct copies of which have been delivered to Buyer. The favorable determination letters were received after full and accurate disclosure by the Company of all material facts to the appropriate government agencies.

                           (f) Except as set forth on Schedule 3.26(f), there
has been no amendment to, written interpretation of or announcement (whether written or not written) by the Company relating to, or change in employer participation or coverage under, any Company Plan, that would increase materially the expense of maintaining such Plan above the level of the expense incurred or accrued in respect thereof on the Financial Statements.

                           (g) Except as set forth on Schedule 3.26(g), each
Company Plan that is intended to qualify under Code Section 401(a) and Code
Section 501(a), is qualified under Code Section 401(a), and Code Section 501(a) and has been determined by the IRS to qualify, and nothing has since occurred which has or could cause the loss of such Plan's tax qualification as aforesaid.

                           (h) All required reports and descriptions of each
Company Plan described in Schedule 3.26 (including IRS Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions) have been timely filed and, if required by law, distributed.

                           (i) Any notices required by ERISA or the Code or any
other Law or any ruling or regulation of any state or federal administrative agency with respect to each Company Plan have been appropriately given.

                           (j) All contributions with respect to the Company
Plans for all periods ending prior to the Closing Date (including periods from the first day of the current plan year to the Closing Date) have been or will be made prior to the Closing Date, as required, by the Company and all members of the controlled group in accordance with past practice and the recommended contribution in the applicable actuarial report, if any.

                           (k) All insurance premiums with respect to the
Company Plans (including premiums to the PBGC) have been paid in full, subject only to normal retrospective adjustments in the Ordinary Course, with regard to such Plans for policy years or other applicable policy periods ending on or before the Closing Date.

                           (l) Except as described in Schedule 3.26(l), no
Company Plan subject to Title IV of ERISA has benefit liabilities (as defined in ERISA ss.4001(a)(16)) exceeding the assets of such Plan.

                           (m) With respect to each Company Plan:

                                    (i) no non-exempt prohibited transactions
                           (as defined in ERISA ss.406 or Code Section 4975) have occurred or will occur pursuant to the operation and implementation of the terms and provisions of each amendment to the Plan which was adopted in anticipation of and in connection with Closing;

                                    (ii) no Action, suit, grievance, arbitration
                           or other manner of litigation, or claim with respect to the assets of the Plan (other than routine claims for benefits made in the ordinary course of Plan administration for which Plan administrative review procedures have not been exhausted) is pending, or to Company's Knowledge, threatened or imminent against or with respect to the Plan, any sponsor or fiduciary (as defined in ERISA ss.3(210)) of the Plan (including any Action, suit, grievance, arbitration or other manner of litigation, or claim regarding conduct which allegedly interferes with the attainment of rights under the Plan); and

                                    (iii) neither the sponsors nor the ESOP
                           Trustees has any knowledge of any facts which would give rise to or could give rise to any Action, suit, grievance, arbitration or other manner of litigation, or claim.

                           (n) Neither the Company nor any of its directors,
officers, or employees has any Liability for failure to comply with ERISA or the Code for any action or failure to act in connection with the administration or investment of any Company Plan.

                           (o) Except as set forth on Schedule 3.26(o), there is
no material matter pending (other than routine qualification determination filings or ruling requests) with respect to any Company Plan before the IRS or the Department of Labor.

                           (p) There is no pending or threatened legal action,
proceeding or investigation against or involving any Company Plan, and there is no basis for any such legal action, proceeding or investigation.

                           (q) No Company Plan if subject to Title IV of ERISA,
has been completely or partially terminated.

                           (r) No Company Plan has been the subject of a
reportable event (as defined in ERISA ss.4043) as to which a notice would be required to be filed with the PBGC.

                           (s) The Company does not have any Liability (i)
except as set forth on Schedule 3.26(s), for the termination of any single employer plan under ERISA ss.4062 or any multiple employer plan under ERISA ss.4063, (ii) for any Lien imposed under ERISA ss.302(f) or Code Section 412(n),
(iii) for any interest payments required under ERISA ss.302(e) or Code Section 412(m), (iv) for any excise tax imposed by Code Sections 4971, 4972, 4977, or 4979, or

(v) for any minimum funding contributions under ERISA ss.302(c)(11) or Code
Section 412(c)(11).

                           (t) All the Company Plans, to the extent applicable,
are in compliance with Section 1862(b)(1)(A)(i) of the Social Security Act and the Company does not have any Liability for any excise tax imposed by Code
Section 5000.

                           (u) With respect to any Company Plan which is a
Welfare Plan as defined in Section 3(1) of ERISA: (i) each such Welfare Plan which is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code meets such requirements; (ii) there is no disqualified benefit (as such term is defined in Code Section 4976(b)) which would subject the Company or Buyer to a tax under Code Section 4976(a); and
(iii) each such Welfare Plan which is a group health plan (as such term is defined in Code Section 4980B(g)(2)) complies and in each case has complied with the applicable requirements of Code Section 4980B, Title XXII of the Public Health Service Act and the applicable provisions of the Social Security Act.

                           (v) To the extent applicable with respect to each
Company Plan, true, correct and complete copies of the most recent (i) determination letter and any outstanding request for a determination letter;
(ii) Form 5500 and attached Schedule B (including any related actuarial valuation report) with respect to the last three (3) Plan years for each Company Plan subject to Code Section 412; (iii) Form 5310 and any related filings with the PBGC with respect to the last six (6) Plan years for each Company Plan subject to Title IV of ERISA; (iv) ruling letter and any outstanding request for a ruling letter with respect to the tax-exempt status of any voluntary employees' beneficiary association which is implementing such Company Plan; and
(v) general notification to employees of their rights under Code Section 4980B and form of letter(s) distributed upon the occurrence of a qualifying event described in Code Section 4980B, in the case of a Company Plan that is a "group health plan" as defined in Code Section 4980B(g)(3), have been delivered to Buyer.

                           (w) Each Company Plan (including any Plan covering
former employees of the Company) may be amended or terminated by the Company or Buyer on or at any time after the Closing Date.

                           (x) All expenses and Liabilities relating to all
Company Plans have been fully and properly accrued on the Company's books and records, and the Financial Statements reflect all of such Liabilities in a manner satisfying the requirements of Financial Accounting Standards 87 and 88.

                           (y) During the period the ESOP was in existence, the
Company annually engaged the services of an independent appraiser who satisfied the requirements of Code Section 401(a)(28) to prepare and deliver to the ESOP Trustees a determination of the fair market value of the Employer Securities held in trust under the ESOP ("Appraisal"). A copy of the Appraisals for the calendar years 1999, 2000, and 2001 is attached hereto as Schedule 3.26.

                           (z) During the period the ESOP has been in existence,
all of the Employer Securities held in the ESOP have been allocated to participant accounts based on the annual Appraisal and in accordance with the requirements of the ESOP plan document, the Code, the rules and regulations thereunder, and ERISA, and no Employer Securities remain unallocated in a suspense or collateral pledge account held under the ESOP. A summary of the number of Employer Securities which have been allocated to each ESOP participant's account for the calendar years 1999, 2000, and 2001 is attached as
Schedule 3.26. Each such annual summary of the ESOP participants' ending account balances is true, correct and complete. No additional contributions will be made to the ESOP for the period January 1, 2002 through Closing, and no additional allocations will be made or be required to be made to ESOP participants' account balances with respect to a period beginning after December 31, 2001.

                           (aa) The ESOP Trustees have provided to Buyer a list
of each distribution made to a participant (or former participant) from the ESOP during the period January 1, 1997 through Closing, and all information regarding the number of Employer Securities in the distributee's account and how the value of each such distribution was determined. Each such distribution was accurate and constituted a complete liquidation of the ESOP participant's account balance. No such former participant shall have any claim against the ESOP Trustees or the Company with respect to such distribution.

                  3.27. Discrimination and Occupational Safety and Health. Except as set forth on Schedule 3.27, no person has any claim or, to the Company's Knowledge, any basis for any Action against, and no claim is pending or, to Company's Knowledge, threatened against, the Company arising out of any Law relating to discrimination in employment or employment practices or occupational safety and health standards.

                  3.28. Product and Service Warranties and Guarantees. Set forth on Schedule 3.28 are (a) the standard forms of product and service warranties and guarantees used by the Company and (b) a description of non-standard product and service warranty and guaranty provisions contained in customer contracts with annual revenues over $100,000 for 2001. Except as set forth on Schedule 3.28, since January 1, 1997, no product or service warranty or similar claims have been made against the Company except routine claims as to which, in the aggregate, losses and expenses in respect of service costs and repair or replacement of merchandise do not and will not exceed the amount of the reserve for warranties on the Balance Sheet, or, if no such reserve exists, $50,000 in any calendar year. Except as set forth on Schedule 3.28, the aggregate loss and expense attributable to all product or service warranty and similar claims now pending or hereafter asserted with respect to services performed and products manufactured on or prior to the Closing Date will not exceed $100,000.

                  3.29. Bank Accounts of the Company. Set forth on Schedule 3.29 is a list of the locations and numbers of all bank accounts and safe deposit boxes maintained by the Company, together with the names of all persons who are authorized signatories or have access thereto.

                  3.30. Foreign Assets. Except as set forth on Schedule 3.30, the Company has no interest in any real property or tangible or intangible personal property located outside of the United States, including any stock, securities or investments in, claims against, or receivables from any entities or persons with substantially all their property or business so located.

                  3.31. Foreign Operations and Export Control. The Company has at all times acted:

                           (a) pursuant to valid qualifications to do business
in all jurisdictions outside the United States where such qualification is required by local law;

                           (b) in compliance with all applicable foreign laws,
including laws relating to foreign investment, foreign exchange control, immigration, employment and taxation;

                           (c) without notice of violation of and in compliance
with all relevant anti-boycott legislation, including the Tax Reform Act of 1976, as amended, the Export Administration Act of 1979, as amended, and regulations thereunder, including all reporting requirements;

                           (d) without violation of and pursuant to any required
export licenses granted under the Export Administration Act of 1979, as amended, and regulations thereunder, which licenses are described on Schedule 3.31; and

                           (e) without violation of the Foreign Corrupt
Practices Act of 1977.

                  3.32. Books and Records. The books of account, stock record books, minute books, bank accounts and other corporate records of the Company are true, correct and complete, have been maintained in accordance with good business practices, and the matters contained therein are accurately reflected in the Financial Statements to the extent appropriate. The minute books and stock books of the Company have been made available to Buyer and are true, correct and complete. Except as set forth on Schedule 3.32, the Company does not have any of its material records or information recorded, stored or held off the premises of the Company.

                  3.33. Affiliates. Except for Sellers and as set forth on
Schedule 3.33, the Company has no Affiliates.

                  3.34. Guarantees. Except as set forth on Schedule 3.34 hereto, the Company is not a guarantor, indemnitor, surety or accommodation party or otherwise liable for any indebtedness of any other person except as endorser of checks received and deposited in the Ordinary Course.

                  3.35. Brokers, Finders. Except as set forth on Schedule 3.35, no finder, broker, agent, or other intermediary, acting on behalf of the Company or Sellers, is entitled to a commission, fee, or other compensation or obligation in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby. Sellers, and not the Company, will pay all commissions, fees and other compensation due to the persons described on Schedule 3.35.


                                   ARTICLE IV.
                    ADDITIONAL REPRESENTATIONS AND WARRANTIES
                           OF PRINCIPAL OPTIONHOLDERS

                  Each Principal Optionholder makes the following additional representations and warranties, solely with respect to himself or herself, each of which is true and correct on the date hereof and shall survive the Closing Date and the transactions contemplated hereby to the extent set forth in Article VIII.

                  4.1. Power and Capacity. Each Principal Optionholder has the power and capacity to execute and deliver this Agreement, to perform such Principal Optionholder's obligations hereunder, and to consummate the transactions contemplated hereby.

                  4.2. Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by each Principal Optionholder and constitutes a legal, valid and binding obligation of him or her, enforceable against him or her in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (b) general principles of equity.

                  4.3. Ownership. Each Principal Optionholder is the sole holder and owner, of record and beneficially, of his or her Options, free and clear of all Liens. Upon purchase and payment therefor and delivery to Buyer thereof in accordance with the terms of this Agreement, the Options shall be transferred free and clear of all Liens at Closing.

                  4.4. No Breach of Law. No Principal Optionholder is a party to, subject to or bound by any Contract, Law or Order which is or would (i) be breached or violated or the obligations thereunder accelerated or increased (whether or not with notice or lapse of time or both) by the execution, delivery or performance by such Principal Optionholder of this Agreement, or (ii) prevent the carrying out of the transactions contemplated hereby.

                  4.5. Option Terms. No Principal Optionholder is entitled to any tax benefit payment or "gross-up" from the Company with respect to the sale of his or her Options as contemplated by this Agreement.


                                   ARTICLE V.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer hereby makes the following representations and warranties to Sellers, each of which is true and correct on the date hereof and shall survive the Closing Date and the transactions contemplated hereby to the extent set forth in Article VIII. Each reference to a Schedule in Article V shall refer to a Schedule to Buyer's Disclosure Letter, which will be delivered at Closing pursuant to Section 2.3(c) and which is incorporated into this Agreement and made a part hereof by reference.

                  5.1. Corporate Existence and Power; Authorization.

                           (a) Buyer is a corporation, validly existing and in
good standing under the laws of the State of Missouri.

                           (b) Buyer has the corporate power and authority to
own and use its assets and to transact the business in which it is engaged, and holds all franchises, licenses and permits required therefor. Buyer is duly licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such license or qualification is required except for jurisdictions where the failure to be so qualified would not have a Material Adverse Effect.

                           (c) Buyer has the corporate power to enter into this
Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement constitutes a legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general principles of equity.

                           (d) The execution and delivery of this Agreement and
the consummation of the transactions contemplated hereby have been duly authorized, approved and ratified by all necessary corporate action on the part of Buyer. Buyer has full corporate authority to enter into and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

                           (e) Buyer is not a party to, subject to or bound by
any Contract, Law or Order which would (i) be breached or violated or its obligations thereunder accelerated or increased (whether or not with notice or lapse of time or both) by the execution or delivery by Buyer of this Agreement or the performance by Buyer of the transactions contemplated by this Agreement, or (ii) prevent the carrying out of the transactions contemplated hereby. Except as otherwise provided for herein, no waiver or consent of any third person is required for the execution of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby.

                  5.2. Brokers, Finders. Except as set forth on Schedule 5.2, no finder, broker, agent, or other intermediary, acting on behalf of Buyer, is entitled to a commission, fee, or other compensation or obligation in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby. Buyer will pay all commissions, fees and other compensation due to the persons described on Schedule 5.2.

                  5.3. Compliance with Securities Laws. Buyer is acquiring the Shares for investment and not with a view to distribution thereof, and will not sell, offer for sale, pledge, transfer or otherwise dispose of the Shares or any interest therein except in compliance with the Securities Act of 1933, as amended, and any other applicable federal and states securities laws.


                                   ARTICLE VI.
                       ADDITIONAL COVENANTS OF THE PARTIES

                  6.1. Confidentiality. Unless consented to in writing by Buyer, the terms of this Agreement shall be kept strictly confidential by the Sellers and their agents. Nothing contained herein shall preclude disclosures by Buyer to the extent necessary or advisable to comply with accounting, Securities and Exchange Commission, NASD and other disclosure obligations imposed by Law or shall preclude either Buyer's or Sellers' agents from publishing a public announcement, reasonably approved by Buyer, of the transactions consummated by this Agreement. Buyer and the Representative shall cooperate with the other and provide such information and documents as may be required in connection with any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

                 6.2. Confidentiality and Noncompete Agreements. Each Principal Optionholder acknowledges that he or she is executing a Confidentiality and Noncompete Agreement which restricts certain competition and solicitation by such Principal Optionholder after the Effective Date.

                 6.3. Taxes.

                           (a) All sales, use, value-added, gross receipts,
stamp duty, transfer or other similar Taxes incurred in connection with the transfer and sale of the Shares or the transactions contemplated by this Agreement shall be borne equally by Sellers and Buyer. Any Taxes on income incurred in connection with the sale of the Shares or the transactions contemplated by this Agreement to Buyer shall be borne by Sellers.

                           (b) (i) Sellers shall prepare (or cause to be prepared) and file (or cause to be filed) all federal and state income Tax Returns of the Company, and shall report the operations of Company in such Tax Returns for all taxable periods of the Company ending on or prior to the Closing Date. Buyer shall pay all fees and expenses incurred in connection with all returns prepared by or on behalf of the Company after Closing excepting only that Sellers shall pay for all short year tax returns prepared by or on behalf of the Company for the period from December 31, 2001 to the Closing. Except as otherwise provided in this subparagraph, Buyer shall be responsible for filing all Tax Returns required to be filed by or on behalf of the Company after the Closing Date.

                                    (ii) With respect to the calculation of any
                           Taxes of the Company due as a result of the transactions contemplated hereby (including any Taxes due under Section 1374 of the Code), Sellers shall provide Buyer and its authorized representatives with copies of the contemplated Tax

                           Returns and a statement setting forth the calculation of any such Taxes (the "Statement") at least 15 business days prior to the due date for filing any such Tax Return for approval by Buyer, which such approval shall not be unreasonably withheld or delayed. Sellers and Buyer agree to consult and resolve in good faith any issues arising as a result of the review of such Tax Return and Statement by Sellers or their authorized representatives and to mutually consent to the filing of such Tax Return.

                           (c) Buyer and Sellers agree to furnish or cause to be
furnished to each other, upon request, as promptly as practical, such information (including reasonable access to books and records, Tax returns and Tax filings) and assistance as is reasonably necessary for the filing of any Tax return, the conduct of any Tax audit, and for the prosecution or defense of any claim, suit or proceeding relating to any Tax matter. Buyer and Sellers shall cooperate with each other in the conduct of any Tax audit or other Tax proceedings and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this Section. Any Tax audit or other Tax proceeding shall be deemed to be a third-party claim subject to the procedures set forth in Section 8.4 of this Agreement.

                           (d) Sellers covenant and agree at Buyer's request to
join with Buyer to make an election pursuant to Section 338(h)(10) of the Code (and any comparable election under state, local or foreign law), to execute any and all documents, take all actions and file such forms (including Form 8023) as necessary to effectuate such election. Buyer and Sellers shall agree to an allocation of the total consideration among the Company's assets in accordance with Sections 1060 and 338 of the Code prepared by Buyer and delivered to the Representative for its review and its consent, which shall not be unreasonably withheld, after the final determination of the value and nature of the Company's assets at Closing; provided that such allocation shall be consistent with
Schedule 6.3 of Buyer's Disclosure Letter. For Tax purposes, the Parties shall report such allocation in a consistent manner and shall take no position contrary thereto.(e) Buyer and Sellers hereby agree, upon request, to use their best efforts to obtain any certificate or other document from any Government or other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed on the Company or the transactions contemplated hereby. Buyer and Sellers further agree that any credits for Taxes paid, Tax refunds and the interest thereon due to the Company for any taxable period or portion thereof, whether or not such period ends on or before the Closing Date, shall exclusively belong to Buyer, provided however, that Sellers shall be entitled to Tax refunds actually received by Buyer to the extent that they relate to actual payments of Taxes by the Sellers to Buyer or a Government for any built-in gains tax (within the meaning of section 1374 of the Code or any state or local equivalent) recognized as a result of the transactions contemplated by this Agreement (the "Seller Refund"). Buyer hereby agrees to pay to Sellers the Seller Refund within 30 days of receipt.

                  6.4. Representative. (a) By accepting the portion of the Purchase Price applicable to their Shares or Options, the ESOP participants and the Principal Optionholders hereby appoint Falcon, LLC as Representative (the "Representative"), to be their true and lawful attorneys-in-fact for all matters in connection with this Agreement, including without limitation the distribution of Escrow funds, the amendment, if necessary, of the Escrow Agreement, and the compromise of any disputes between Buyer and Sellers relating to this Agreement or the Escrow Agreement. The Representative will act on behalf of Sellers with respect to all matters requiring action by Sellers under this Agreement. Sellers agree to be bound by all notices received by, and all agreements and determinations made by, and all documents executed and delivered by the Representative under this Agreement or the Escrow Agreement. The Representative hereby accepts such appointment.

                           (b) In the event that Buyer gives notice to the
Representative of a claim for which indemnification may be sought, the Representative shall have the authority to determine, in its sole judgment, whether to retain counsel (and to select that counsel) to protect Sellers' interests, whether to assume the defense of or otherwise to control the handling of the claim, whether to consent to indemnification and to make all other decisions required to be made by Sellers pursuant to this Agreement, including without limitation whether to consent or withhold his or her consent to any settlement or compromise of a claim.

                  6.5. Termination Amendment. Effective at Closing, a Termination Amendment to the ESOP Plan document, in the form of Appendix 1 to Sellers' Disclosure Letter (the "Termination Amendment"), shall be effective and shall provide, among other things, that upon the sale of the Company and purchase of all of the Shares from the ESOP by Buyer: (A) the ESOP shall be terminated as soon as administratively practical, (B) the sponsor named in the ESOP plan documents shall be Falcon, LLC, and (C) the entire balance of a participant's account after a sale of the Company be distributable in cash as soon as practical after each receipt of cash from the transaction and after a favorable IRS determination. As promptly after Closing as practical, Sellers shall file an executed application with the appropriate IRS District Director requesting a favorable determination with respect to the Termination Amendment (the "IRS Approval"). After the Closing Date, any submissions, applications, requests and other filings in connection with the IRS Approval shall be controlled by the new sponsor, Falcon, LLC as designated in the Termination Amendment. The Trustee shall keep the Buyer apprised of the status of any communications with, and inquiries or requests for additional information from, the IRS District Director in connection with such IRS Approval.

                  6.6. Waivers. The Principal Optionholders hereby waive any rights that they may have to tax benefit payments or tax "gross-ups", whether arising under the Company's Articles of Incorporation, Bylaws, by Contract or otherwise, with respect to the Options. Except to the extent covered by insurance listed on Schedule 3.21 (or any policies procured after Closing to replace such insurance or policies that insure the same liabilities covered by such insurance), the Sellers, in their officer, director, employee and trustee capacities, as applicable, hereby waive any rights that they may have to indemnification from the Company, whether arising under the Company's Articles of Incorporation, Bylaws, by Contract or otherwise, with respect to Indemnified Losses for which such Sellers have obligations to the Buyer Indemnified Persons under Article VIII, regardless of the survival periods set forth in Article VIII.

                  6.7. Insurance. Buyer shall not, and shall not cause any other party to, terminate, fail to renew, intentionally breach or materially modify the Company's General Liability, Inland Marine, Workers' Compensation, Commercial Umbrella, Executive Risk, Professional Liability and Employed Lawyers Professional Liability policies for a period of 12 months after the Closing Date without the prior consent of the Representative so long as the cost of premiums on such policies does not exceed the cost of premiums prior to Closing; in the event that the cost of premiums of such policies are so increased, Buyer shall give reasonable notice to the Representative so that the Representative may pay the increase in premiums on such policies. In lieu of the foregoing, Buyer may obtain similar insurance as part of Buyer's insurance programs.

                  6.8. Access to Records. Subject to Section 6.1, after the Closing Date, upon reasonable advance notice, during normal business hours, at Sellers' expense, the Representative shall have access to relevant financial and other records of the Company for the purpose of preparing Tax returns, responding to Government requests, responding to matters relating to Sellers' indemnification obligations hereunder and any other activities that are reasonably necessary to wind up the affairs of the Sellers for events that occur prior to the Closing Date. In addition, upon reasonable advance notice, during normal business hours, at Sellers' expense for actual incremental cost incurred, the Representative and the ESOP Trustees shall be permitted to have access to the Company's books and records and shall be permitted to use the Company's and Buyer's resources (including employees), as reasonably necessary for the Representative and the ESOP Trustees to (i) administer the ESOP, (ii) make any necessary payments and prepare tax documentation in connection with the Escrow Deposit and funds held by Falcon, LLC, or (iii) otherwise wind up the affairs of the ESOP and the Optionholders as contemplated under this Agreement.

                  6.9. Further Assurances. From and after the Closing, the Parties shall do such acts and execute such documents and instruments as may be reasonably required to make effective the transactions contemplated hereby.

                                  ARTICLE VII.
                             [INTENTIONALLY OMITTED]

                                  ARTICLE VIII.
                                 INDEMNIFICATION

                  8.1. Indemnification of Buyer. Subject to the limitations set forth in this Article VIII, Sellers shall jointly and severally hold Buyer and its Affiliates (including, from and after the Closing, the Company and its Affiliates) and the shareholders, directors, officers, partners, employees, successors, assigns, representatives and agents of each of them in their capacities as such (the "Buyer Indemnified Persons"), harmless and indemnify each of them from and against, and Sellers waive any claim for contribution or indemnity against the Company and its Affiliates with respect to, any and all claims, losses, damages, liabilities, expenses or costs ("Losses"), plus reasonable attorneys' fees and expenses incurred in connection with any Losses and/or enforcement of this Agreement and plus Taxes associated with receipt of payment under this Section 8.1 (in all, "Indemnified Losses") incurred or to be incurred by any of them resulting from, arising out of or relating to:

                           (a) The breach, default or violation of any
agreement, covenant, representation, warranty or other obligation Sellers made or incurred under Article III, Article IV or Article VI;

                           (b) The willful misrepresentations by any Seller in
connection with the transactions contemplated by this Agreement,

                           (c) The assertion of any claim for injury, death or
other strict liability claim resulting from, arising out of or relating to any service or products provided, sold or delivered by or on behalf of the Company or its Affiliates prior to the Effective Time, including but not limited to any claim set forth on Schedule 3.11 or Schedule 3.28;

                           (d) (i) Except with respect to Taxes imposed under
                           Section 1374 of the Code or any comparable provision of any state or local Law (which are addressed in Section 6.3(e)), any liability of any of the Sellers, the Company or any of their Affiliates for their own Taxes or their liability, if any (for example, by reason of transferee liability or application of Treas. Reg. Section 1.1502-6) for Taxes of others, including, but not limited to, Sellers or any Affiliate of Sellers, or damage or Indemnified Losses payable with respect to Taxes claimed or assessed against the Company or its Affiliates (A) for any taxable period ending on or before the Effective Time or resulting from, arising out of or relating to this transaction, (B) for any taxable period resulting from, arising out of or relating to a breach of any of the representations or warranties contained in
                           Section 3.8 hereof, or (C) any Taxes of the Company or the Buyer as a result of the failure of the Company to be a "S" corporation from January 1, 1998 through the Closing Date.

                                    (ii) Any and all Indemnified Losses
                           sustained in a tax period of the Company or its Affiliates ending after the Effective Time resulting from, arising out of or relating to the settlement or other resolution (without the written consent of Buyer, which shall not be unreasonably withheld or delayed) of a proposed tax adjustment which relates to a tax period ending on or before the Effective Time; and

                           (e) Any obligation, claim or liability incurred prior
the Effective Time which relates to a Company Plan or Company Plan assets, regardless of when the claim occurs or the obligation or liability is paid, including, but not limited to, obligations, claims and liabilities relating to Company Plan administration, funding and benefits.

                  8.2. Indemnification of Sellers. Subject to the limitations set forth in this Article VIII, Buyer shall hold each of Sellers and their heirs, legal representatives, assigns and agents (the "Seller Indemnified Persons") harmless and indemnify each of them from and against any and all Indemnified Losses incurred or to be incurred by any of them, resulting from, arising out of or relating to:

                           (a) The breach, default or violation of any
agreement, covenant, representation, warranty, or other obligation of Buyer made or incurred under or pursuant to this Agreement or any document delivered pursuant hereto; or

                           (b) Except to the extent it also constitutes an
Indemnified Loss covered by Section 8.1 or results from, arises out of or relates to acts or omissions by any Seller Indemnified Person, any obligation, claim or liability resulting from, arising out of or relating to the operation or conduct of the Business or the Company after the Effective Time.

                  8.3. Claims Procedure. (a) If any claim for which a Party (the "Indemnified Party") is entitled to indemnity hereunder is made against an Indemnified Party, the Indemnified Party shall promptly give written notice of such claim to the Party with the obligation to indemnify the Indemnified Party (the "Indemnifying Party"). The Indemnifying Party shall have 10 days from the receipt of such notice to give written notice to the Indemnified Party of its intention to defend or dispute such claim, which notice shall acknowledge the obligation of the Indemnifying Party to indemnify the Indemnified Party against such claim.

                           (b) If such notice is given by the Indemnifying Party
within the 10 day period, the Indemnifying Party shall have the right to compromise or defend any such claim through counsel of its own choosing and at its own expense. In such event, the Indemnifying Party shall promptly provide the Indemnified Party with copies of all pleadings and filings reasonably pertinent to the claim and the Indemnified Party shall cooperate with the Indemnifying Party in the defense of any such claim. Subject to Section 6.1, such cooperation shall include reasonable access to any information and records of the Indemnified Party which may be in the possession of the Indemnified Party which are reasonably relevant to such claim and making employees available on a mutually convenient basis to provide additional information and explanation of any aspect related to the claim or documents provided hereunder.

                           (c) Notwithstanding the foregoing provisions, the
Indemnifying Party shall have the right to compromise or defend any claim which involves obtaining injunctive relief against the Indemnified Party. Notwithstanding the foregoing provisions, the Indemnifying Party shall only have the right to compromise or defend any claim which involves a customer of the Company if the Indemnifying Party consults with Buyer and seeks Buyer's consent, which taking into account the ongoing customer relationship may not be unreasonably withheld, regarding litigation strategy and settlement negotiations.

                           (d) If prior to (i) the Indemnified Party's giving
notice to the Indemnifying Party of a claim for indemnification or (ii) the expiration of such 10 day period, the Indemnified Party takes any action with respect to a claim indemnified hereunder, the

Indemnifying Party shall not be relieved of its indemnification obligations hereunder unless the Indemnifying Party is materially prejudiced by the Indemnified Party's action and then only to extent of such prejudice.

                           (e) If, within such 10 day period, the Indemnifying
Party fails to give written notice to the Indemnified Party of its intention to defend such claim at its own expense and acknowledging its obligation to indemnify the Indemnified Party against such claim, or if such notice is given but the Indemnifying Party fails to defend diligently and continuously such claim, the Indemnified Party shall have the right to compromise or defend such claim through counsel of its own choosing, but for the account and at the expense of the Indemnifying Party. In such event the Indemnified Party shall promptly provide the Indemnifying Party with copies of all pleadings and filings reasonably pertinent to the claim. The Indemnifying Party shall have the right, however, to assume the defense of the claim thereafter at any time prior to its settlement, provided that Indemnifying Party (i) gives reasonable prior written notice of its intent to defend the claim, (ii) acknowledges the obligations of the Indemnifying Party to indemnify the Indemnified Party against such claim, and (iii) reimburses Indemnified Party for all of the Indemnified Party's out-of-pocket costs incurred to date in conjunction with such claims.

                           (f) If such claim defended by the Indemnified Party
is determined favorably to the Indemnified Party, the Indemnified Party shall give notice to the Indemnifying Party of the amount of the expenses (including actual attorneys' fees) incurred with respect to such claim, and the Indemnifying Party shall remit such amount to the Indemnified Party in accordance with the terms of the Escrow Agreement. If such claim is fully determined adversely to the Indemnified Party or if the Indemnified Party compromises such claim, the Indemnified Party shall give notice to the Indemnifying Party of the amount of such claim as finally determined or compromised (including the amount of the Indemnified Party's costs and interest with respect thereto and attorneys' fees, if applicable), and the Indemnifying Party shall remit such amount to the Indemnified Party in accordance with the terms of the Escrow Agreement. References herein to costs and attorneys' fees shall also include all costs and attorneys' fees incurred in appeals.

                           (g) If a firm, written offer is made to settle any
third-party claim, demand, action or proceeding and the Indemnifying Party proposes to accept such settlement and acknowledge and assume all liability with respect thereto and if the Indemnified Party refuses to consent to such settlement, then: (i) the Indemnifying Party shall be excused from, and the Indemnified Party shall be solely responsible for, all further defense of such third-party claim, demand, action or proceeding; and (ii) the maximum liability of the Indemnifying Party relating to such third party claim, demand, action or proceeding shall be the amount of the proposed settlement if the amount thereafter recovered from the Indemnified Party on such third-party claim, demand, action or proceeding is greater than the amount of the proposed settlement.

                  8.4. Limitations on Indemnity.

                           (a) No claim for indemnification under this Article
VIII may be made by Buyer against Sellers (i) to the extent of any proceeds actually received by Buyer from any insurance proceeds from policies set forth on Schedule 8.4 to Buyer's Disclosure Letter with respect to any claimed Indemnified Loss, (ii) to the extent of any tax benefits or refunds actually received by Buyer as a result of any claimed Indemnified Loss, (iii) to the extent of any amounts actually received by Buyer with respect to the successful prosecution by an Indemnifying Party of a claim made on behalf of the Company in connection with the defense of the Indemnified Loss, (iv) unless and until the aggregate amount of all Losses exceeds $250,000 (the "Basket") (after which point the Sellers shall be obligated to indemnify Buyer for the full amount of Indemnified Losses including such $250,000)) except for Indemnified Losses resulting from or arising under Sections 3.4(b), 3.5(f), 3.8, 6.3, or 8.1(b)-(e) inclusive, as to which the foregoing Basket shall not apply, and (v) except for claims resulting from, arising out of or related to willful misrepresentations, after the first anniversary date of this Agreement (the "First Anniversary Date") (provided that any such claim made prior to the First Anniversary Date may continue to be prosecuted in accordance with this Agreement after the First Anniversary Date).

                           (b) Except for claims resulting from, arising out of
or related to willful misrepresentations, Buyer's remedies for Indemnified Losses shall be limited to the Escrow Fund. Of the Escrow Fund, $3,000,000 shall only be available in respect of Indemnified Losses resulting from, arising out of or relating to breaches of the representations and warranties contained in Sections 3.8 or 3.20 or the covenants under Sections 6.3 or 8.1(d). The remainder of the Escrow Fund shall be available in respect of all Indemnified Losses, including Indemnified Losses resulting from, arising out of or relating to breaches of the representations and warranties contained in Sections 3.8 or
3.20 or the covenants under Sections 6.3 or 8.1(d). If at the time the Escrow Deposit is to be distributed to Sellers there exist any claims for indemnification remaining to be settled, all Escrow Deposit amounts not necessary for full satisfaction of any such alleged claims shall be distributed. In any event, all interest earned on the Escrow Deposit to date shall be distributed to Sellers immediately following the expiration of the Escrow Deposit period.

                           (c) The Optionholders shall have no right to
indemnification from the Company, whether arising under the Company's Articles of Incorporation, Bylaws, by Contract or otherwise, with respect to Indemnified Losses for which the Sellers have obligations to the Buyer Indemnified Persons under this Article VIII, regardless of the survival periods set forth in this
Article VIII.

                           (d) If any Buyer Indemnified Party suffers any
Indemnified Loss for which it is entitled to indemnification under Section 8.1(a) by reason of a breach of the representations or warranties contained
Section 3.8(q) or (r) or the second sentence of Section 3.4(b), then, notwithstanding anything to the contrary in this Agreement, no Seller shall be liable for such Indemnified Loss if the related Loss results from (a) a third party claim initiated, directly or indirectly, by Buyer/Buyer's Agents, (b) a suggestion by Buyer/Buyer's Agents to other persons to make such a third party claim, or (c) a request by Buyer/Buyer's Agents for a pre-filing agreement, letter ruling, inspection or investigation with respect to the matters covered by such representations or warranties; provided, however, that the foregoing shall not restrict the Buyer from answering inquiries in good faith from Governmental authorities or complying with Laws.

                           (e) Buyer shall not be entitled to indemnification
under both Section 8.1(a) and any of 8.1(b)-(e) inclusive with respect to the same Losses.

                  8.5. Purchase Price Adjustments. Amounts paid to or on behalf of any Seller or Buyer as indemnification shall be treated as adjustments to the Purchase Price.

                  8.6. Maximum Contribution. If and to the extent any provision of this Article VIII is unenforceable for any reason, the Indemnifying Party hereby agrees to make the maximum contribution to the payment and satisfaction of any Loss for which indemnification is provided for in this Article VIII which is permissible under applicable legal requirements.


                                   ARTICLE IX.
                            MISCELLANEOUS PROVISIONS

                  9.1. Notice. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered in person, by facsimile, receipt confirmed, or (b) on the next business day when sent by overnight courier, or (c) on the second succeeding business day when sent by registered or certified mail (postage prepaid, return receipt requested), to the respective Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

                  If to Buyer:

                  TALX Corporation
                  1850 Borman Court
                  St. Louis, Missouri 63146
                  Telephone:  (800) 888-8277
                  Telecopier:  (314) 214-7588
                  Attn: President

                  With copies to:

                  Bryan Cave LLP
                  One Metropolitan Square
                  211 North Broadway, Suite 3600
                  St. Louis, Missouri  63102
                  Telephone:  (314) 259-2000
                  Telecopier:  (314) 259-2020

                  Attn:    R. Randall Wang
                           Kathryn Elliott Love

                  If to the Sellers:

                  Falcon, LLC, as Representative

                  _____________________________________

                  _____________________________________

                  Telephone:  (____) ____-_______
                  Telecopier: (____) ____-_______
                  Attn: ______________________

                  With a copy to:

                  Lewis, Rice & Fingersh, L.C.
                  500 North Broadway, Suite 2000
                  St. Louis, Missouri 63102
                  Telephone:  (314) 444-1342
                  Telecopier:  (314) 612-1342
                  Attn: Henry H. Stern, Jr.

                  and to:

                  Thompson Coburn LLP
                  One US Bank Plaza
                  St. Louis, Missouri 63101
                  Telephone:  (314) 552-6000
                  Telecopier:  (314) 552-7000
                  Attn:  Paul Griesemer

                  9.2. Entire Agreement. This Agreement, the Exhibits hereto and the Disclosure Letters and the Schedules and Appendices thereto, and the documents to be delivered in connection with the transactions contemplated hereby, including the Confidentiality and Noncompete Agreement, the Employment Agreement and the Escrow Agreement, embody the entire agreement and understanding of the Parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements, letters and understandings relative to such subject matter.

                  9.3. Amendment and Modification. To the extent permitted by applicable Law, this Agreement may be amended, modified or supplemented only by a written agreement between Buyer, the Representative and the ESOP Trustees.

                  9.4. Assignment; Binding Agreement. This Agreement and various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Parties hereto and their successors, and permitted assigns. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be transferred, delegated, or assigned (by operation of law or otherwise except by death of any Sellers,) by the Parties hereto without the prior written consent of the other Parties (which consent shall not be unreasonably withheld), except that Buyer shall have the right to transfer and assign any or all of its rights and obligations hereunder to any entity which at the time of such transfer and assignment is controlled by Buyer or by the Affiliates of Buyer or to any lender that provides financing in connection with Buyer's business; provided, however, that if Buyer assigns this Agreement, then it shall continue to be liable for the performance of its obligations hereunder to the extent not performed by its assignee.

                  9.5. Waiver of Compliance; Consents. Any failure of either the Sellers, on the one hand, or Buyer, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by Buyer, on the one hand, or the Sellers, on the other hand, only by a written instrument signed by the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any Party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this
Section 9.5.

                  9.6. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs or expenses, subject to the rights of Sellers contemplated under Section 6.9.

                  9.7. Equitable Relief. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Parties further agree that each Party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

                  9.8. Schedules. The Schedules to the Disclosure Letters shall be arranged in separate parts corresponding to the numbered and lettered sections, and the disclosure in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section, and not any other representation or warranty (unless an express and specific reference to any other Schedule which clearly identifies the particular item being referred is set forth therein).

                  9.9. Counterparts. This Agreement may be executed in multiple counterparts, and on separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                  9.10. Remedies Cumulative. Except as otherwise provided herein, all rights and remedies of the Parties under this Agreement are cumulative and without prejudice to any other rights or remedies under Law. Nothing contained in Article VIII shall be construed as limiting Buyer's right to redress for fraud.

                  9.11. Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of Missouri, without reference to its choice of law rules.

                  9.12. Severability. If any provision of this Agreement shall be determined to be contrary to Law and unenforceable by any court of Law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                  9.13. No Third Party Beneficiaries or Other Rights. Nothing herein shall grant to or create in any person not a Party hereto, or any such person's dependents or heirs, any right to any benefits hereunder, and no such party shall be entitled to sue any Party to this Agreement with respect thereto. The representations and warranties contained in this Agreement are made for purposes of this Agreement only and shall not be construed to confer any additional rights on the Parties under applicable state and federal securities laws.

                  9.14. Dispute Resolution.

                           (a) Except with respect to any claim or action for an
injunction or other equitable relief and except as otherwise provided herein, in case any disagreement of whatever nature resulting from, arising out of or relating to this Agreement or the breach, termination, enforceability or validity thereof ("Dispute") shall arise between the Parties hereto, the Parties shall first attempt in good faith to resolve the Dispute promptly by negotiation between executives, in the case of the Buyer, and the Representative, in the case of Sellers, who has authority to settle the Dispute. If the Dispute cannot be resolved through negotiation, either Party may initiate mediation of the Dispute.

                           (b) If the Dispute has not been resolved by
negotiation as provided in 9.14(a), the Parties shall make a good faith attempt to settle the Dispute by mediation pursuant to the provisions of this Section
9.14. Unless the Parties agree otherwise, the mediation shall be conducted in accordance with the Commercial Mediation Rules of the AAA then in effect by a mediator who (i) has the qualifications and experience set forth in Section 9.14(c) and (ii) is selected as provided in Section 9.14(d).

                           (c) Unless the Parties agree otherwise, the mediator
shall be a lawyer (i) who is or has been a partner in (or counsel to) a highly respected law firm for at least fifteen (15) years as a practicing attorney specializing in corporate and commercial or benefits matters and (ii) who has had both training and experience as a mediator.

                           (d) Either party (the "Initiating Party") may
initiate mediation of the Dispute by giving the other party (the "Recipient Party") written notice (a "Mediation Notice") setting forth a list of the names and resumes of qualifications and experience of three impartial persons who the Initiating Party believes would be qualified as a mediator pursuant to the provisions of Section 9.14(c). Within fifteen (15) days after the delivery of the Mediation Notice, the Recipient Party shall give a counter-notice (the "Counter-Notice") to the Initiating Party in which the Recipient Party may designate a person to serve as the mediator from among the three (3) persons listed by the Initiating Party in the Mediation Notice (in which event such designated person shall be the mediator). If none of the persons listed in the Mediation Notice is designated by the Recipient Party to serve as the mediator, the Counter-Notice should set forth a list of the names and resumes of three (3) impartial persons who the Recipient Party believes would be qualified as a mediator pursuant to the provisions of Section 9.14(c). Within ten (10) days after the delivery of the Counter-Notice, the Initiating Party may designate a person to serve as the mediator from among the three (3) persons listed by the Recipient Party in the Counter-Notice (in which event such designated person shall be the mediator). If the Parties cannot agree on a mediator from the three
(3) impartial nominees submitted by each party, each party shall strike two (2) names from the other Party's list, and the two (2) remaining persons on both lists will jointly select as the mediator any person who has the qualifications and experience set forth in Section 9.14(c). If they are unable to agree, then the President of the AAA in St. Louis, Missouri will select the mediator.

                           (e) Within thirty (30) days after the mediator has
been selected as provided above, both Parties and their respective attorneys shall meet with the mediator for one (1) mediation session of at least six (6) hours, it being agreed that each Party representative attending such mediation session shall have the authority to settle the Dispute. If the Dispute cannot be settled at such mediation session or at any mutually agreed continuation thereof, either Party may give the other and the mediator a written notice declaring the mediation process at an end. The costs of the mediation shall be shared equally between the Parties.

                           (f) If the dispute has not been resolved by
non-binding mediation as provided for in (b) above within ninety (90) days of the initiation of such procedure, then either Party may initiate litigation; provided, however, that if one Party has requested the other to participate in a non-binding procedure and the other has failed to participate, the requesting Party may file litigation prior to the lapse of the ninety (90) day period.

                           (g) If either Party brings any action or proceeding
to interpret or enforce this Agreement, or for damages for any alleged breach hereof, the prevailing Party shall be entitled to recover reasonable attorneys' fees and costs.

                           (h) The parties hereby agree that all litigation
resulting under this Agreement shall be under the sole and exclusive jurisdiction of the appropriate state or federal court in the St. Louis City or County, Missouri, and the parties hereby submit to exclusive jurisdiction and venue thereunder and that all mediation proceedings shall take place in St. Louis City or County, Missouri.

                          [Next Page is Signature Page]

                  IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed as of the date first above written.

TALX CORPORATION                            PRINCIPAL OPTIONHOLDERS:

By: /s/ William W. Canfield                 /s/ Joseph Stohldrier
    -----------------------------------     ------------------------------------
Name:   William W. Canfield                 Joseph Stohldrier
     ----------------------------------
                                            /s/ Stephen Hoffmann
Title:  President                           ------------------------------------
      ---------------------------------     Stephen Hoffmann

                                            /s/Jennifer Hill
                                            ------------------------------------
JAMES E. FRICK, INC. PROFIT SHARING AND     Jennifer Hill
EMPLOYEE STOCK OWNERSHIP PLAN
                                            /s/ Gary Ross
By: /s/ Joseph Stohldrier                   ------------------------------------
    -----------------------------------     Gary Ross
         Joseph Stohldrier, Trustee

By: /s/ Stephen Hoffmann
    -----------------------------------
         Stephen Hoffmann, Trustee

By: /s/ Jennifer Hill
    -----------------------------------
         Jennifer Hill, Trustee

By: /s/ Gary Ross
    -----------------------------------
         Gary Ross, Trustee


REPRESENTATIVE:
Falcon, LLC

By: /s/ Jennifer Hill
    -----------------------------------
      Jennifer Hill, Manager

                                TABLE OF EXHIBITS

Exhibit A         Form of Employment Agreement
Exhibit B         Form of Escrow Agreement
Exhibit C         Form of Opinion of Sellers' Counsel
Exhibit D         Form of Opinion of ESOP Counsel
Exhibit E         Form of Confidentiality and Noncompete Agreement


The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.